SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed by the registrant ☑

Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

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(5)	Total fee paid
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid

(2)	Form, Schedule or Registration Statement No.

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(4)	Date Filed

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
PROXY STATEMENT FOR 2010 ANNUAL MEETING
IMPORTANT MEETING AND VOTING INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
EXECUTIVE MANAGEMENT INFORMATION
EXECUTIVE COMPENSATION
2009 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2009
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
GENERAL INFORMATION

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700
March 10, 2010
Dear Shareholder:
     You are cordially invited to attend our annual meeting of shareholders, which will be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, on Tuesday, April 20, 2010, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend this meeting in our new offices, and I look forward to seeing you.
     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2009 and the first quarter of 2010, as well as our plans for the future. Your attention is directed to the proxy statement and notice of meeting accompanying this letter for a more complete statement regarding the matters proposed to be acted upon at the meeting.
     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.
     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,
/s/ M. Terry Turner
M. Terry Turner
President and Chief Executive Officer

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2010
     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 20, 2010, at 11:00 a.m., CDT in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201 for the following purposes:
(1)	To elect five persons to serve as Class I directors for a three-year term and to elect one person as a Class III director for a two-year term;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3)	To approve the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice; and

(4)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.
     The Board of Directors has set the close of business on February 26, 2010, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.
     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure that the greatest number of shareholders are present whether in person or by proxy.
     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,
/s/ Hugh M. Queener
Hugh M. Queener, Corporate Secretary

Nashville, Tennessee
March 10, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on April 20, 2010
     Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
     This proxy statement, the Company’s 2009 Annual Report and a proxy card are also available at http://www.cfpproxy.com/5013.
     The Annual Meeting of Shareholders will be held on April 20, 2010 at 11:00 a.m. local time in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201. In order to obtain directions to the Annual Meeting of Shareholders please contact the Company at (615) 744-3700.
     The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1)	To elect five persons to serve as Class I directors for a three-year term and to elect one person as a Class III director for a two-year term;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3)	To approve the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice; and

(4)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.
     Our Board of Directors recommends that you vote FOR the approval of all of the Proposals.
     For information on how to vote in person at the Annual Meeting of Shareholders, please see the section entitled “Important Meeting and Voting Information” below.

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee 37201
(615) 744-3700
* * * * * * * * *
PROXY STATEMENT FOR 2010 ANNUAL MEETING
* * * * * * * * *
     The Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2010 Annual Meeting of Shareholders (the “Meeting”) to be held at 11:00 a.m. CDT on Tuesday, April 20, 2010 in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, and at any adjournments of the Meeting. The enclosed proxy is solicited by the Board of Directors of the Company.
     The purposes of the Meeting are to elect five Class I directors and one Class III director, to ratify the appointment of the Company’s independent registered public accounting firm, to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement as required pursuant to the requirements of Section 111(e)(1) of the Emergency Economic Stabilization Act of 2008 (the “EESA”), and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
     The close of business on February 26, 2010 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on March 10, 2010.
     As of the close of business on the record date, the Company had 90,000,000 shares of Common Stock, $1.00 par value per share (the “Common Stock”), authorized, of which 33,305,432 shares were issued and outstanding, and 10,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), authorized, of which 95,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the meeting. Pursuant to the Company’s Amended and Restated Charter, none of the issued and outstanding shares of the Series A Preferred Stock entitle a holder thereof to a vote upon any of the matters to be presented at the Meeting.
IMPORTANT MEETING AND VOTING INFORMATION
Proxy Voting Procedures
     If you properly sign, return and do not revoke your proxy card, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:
•	FOR the election of the director nominees;

•	FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

Pinnacle Financial Partners, Inc.	Page 1

•	FOR the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, and

•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.
     If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.
     You may also vote in person by attending the meeting to be held at 11:00 a.m. CDT on Tuesday, April 20, 2010 in our offices on the eighth floor of the Pinnacle at Symphony Place located at 150 Third Avenue South, Nashville, Tennessee 37201.
Internet Availability of Proxy Materials
     This proxy statement, proxy card and accompanying proxy materials are also available at http://www.cfpproxy.com/5013
Revocability of Proxies
     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.
Shareholder Approval Requirements
     A quorum will be present at the meeting if at least 16,652,717 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.
     Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. Unlike prior annual meetings, as a result of recent changes in the rules of the New York Stock Exchange (the “NYSE”), if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker non-vote. In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement as required pursuant to the requirements of Section 111(e)(1) of the EESA. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on both of these matters.
     Vote Required to Elect Directors. Under Tennessee law, directors are elected by a plurality of the total number of votes cast, which means the nominees who receive the largest number of properly cast votes will be elected as directors. A vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote, a vote to “withhold authority” will not affect the outcome of the election under Tennessee law. However, as explained

Pinnacle Financial Partners, Inc.	Page 2

more fully below, a vote to “withhold authority” will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted. So long as a quorum is present, a “broker non-vote” will have no effect on the approval of the nominees to the Company’s board of directors.
     The Company’s Board of Directors has adopted Corporate Governance Guidelines, as described in more detail below, which provide that, should an incumbent director receive more “withhold authority” votes than “For” votes, that director shall tender his or her resignation to the Chairman of the Board following the shareholder vote. Subsequently, the Company’s Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Board within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s). The Board shall also consider the relevant facts and circumstances as to whether to accept or reject the Nominating and Corporate Governance Committee’s recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission. Any director who tenders his resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.
     Vote Required to Approve the Compensation of the Company’s Named Executive Officers as Described in this Proxy Statement, and Ratification of the Appointment of KPMG LLP. The approval of the compensation of the Company’s named executive officers as described in this proxy statement as required pursuant to the requirements of Section 111(e)(1) of the EESA and ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year and any matter other than that enumerated above that properly comes before the Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstentions and “broker non-votes” on the approval of the compensation of the Company’s named executive officers as described in this proxy statement as required pursuant to the requirements of Section 111(e)(1) of the EESA or ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm and any other proposal that properly comes before the Meeting will have no effect on whether the proposals are approved so long as a quorum is present.
Proxy Solicitation
     Although the Company does not currently plan to engage a proxy solicitation firm, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.
Shareholder Proposals for Next Year’s Meeting
     In order for shareholder proposals for the 2011 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2011 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, and must be received no later than the close of business on November 10, 2010. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2011 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2011 Proxy Statement, must inform the Company in writing no later January 24, 2011. If notice is not provided by that date, such notice will be considered untimely and the

Pinnacle Financial Partners, Inc.	Page 3

Board may exclude such proposals from being acted upon at the 2011 Annual Meeting of Shareholders. Further, if the Board elects not to exclude the proposal from consideration at the meeting (although not included in the Proxy Statement), the persons named as proxies in the Company’s proxy for the 2011 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any such proposal.
CORPORATE GOVERNANCE
     The Company has developed sound corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace.
Corporate Governance Guidelines
     The Company’s Board has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may access a copy of the Company’s Corporate Governance Guidelines on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
Director Independence
     The Board has determined that each of the following directors is an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2):

Harold Gordon Bone;	Gregory L. Burns;
Colleen Conway-Welch;	James C. Cope;
William H. Huddleston, IV;	Clay T. Jackson; and
Hal N. Pennington;	Dale W. Polley.
Dr. Wayne J. Riley;
     Messrs. Turner and McCabe are executive officers. Under NASDAQ Listing Rule 5605(a)(2) Messrs. Loughry, Major and Scott are each retired officers of the Company who cannot be considered as an “independent director” until after the third anniversary of their retirement. The Board determined that Ms. Sue G. Atkinson did not meet the definition of an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2)due to the relationship the Company has with her public relations firm and the services her firm provides the Company on an ongoing basis.
     When considering the independence of Mr. Jackson, the Nominating and Corporate Governance Committee of the Board considered those transactions described below under “Certain Relationships and Related Transactions.” When considering the independence of Mr. Cope, the Nominating and Corporate Governance Committee and the Board considered the services provided to the Company by the law firm of which Mr. Cope is a partner. When considering the independence of Mr. Huddleston, the Nominating and Corporate Governance Committee and the Board considered the engineering work performed for the Company by the engineering firm of which Mr. Huddleston is the President.
     In January and June of 2009, the independent directors held four meetings at which only independent directors were present. For both meetings, the independent directors elected Hal N. Pennington to be the chairperson. For 2010, the independent directors have determined that the chairman of the Company’s Nominating and Corporate Governance Committee, Hal N. Pennington, will serve as lead independent director and preside as chairman at such meetings.

Pinnacle Financial Partners, Inc.	Page 4

Director Qualifications
     The Company’s Corporate Governance Guidelines contain certain criteria that apply to nominees for a position on the Company’s Board. The Company’s Board and its Nominating and Corporate Governance Committee have also adopted procedures for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those identified by the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board. Beyond the Nominee Procedures, the Board has not adopted a formal, written diversity policy. The Board, however, does seek to include directors who, when taken with the other nominees and continuing directors, will create a Board that offers a diversity of education levels, professional experience, background, age, gender, race, perspective, viewpoints and skills that match the diversity of the communities served by Pinnacle National Bank (the “Bank”).
     The Nominee Procedures provide that the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Committee’s judgment:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of diversity of age, gender, race, experience and expertise; and

•	possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.
     In addition to these minimum qualifications, the Nominating and Corporate Governance Committee may also consider whether the candidate:
•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the NASDAQ Marketplace rules and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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     The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Nominating and Corporate Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our current directors, see “Proposal # 1: Election of Directors — Nominees for Election to the Board” on page 9 of this proxy statement.
Service Limitations for other Public Company Boards of Directors
     The Company’s Corporate Governance Guidelines limit the number of public company boards of directors on which the Company’s directors may serve. Generally, non-employee directors may serve on the Company’s board of directors and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards. Employee directors are limited to the Company’s board of directors plus two other public company boards.
Stock Ownership Guidelines
     All of the Company’s directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Nominating and Corporate Governance Committee. Generally, the guidelines require that directors own shares with a value of approximately three times the average annual compensation paid a board member, provided that until such level is reached, the minimum level may be satisfied by the retention of ownership of all restricted shares granted that have vested, if any. All of the Company’s directors are in compliance with the minimum guidelines.
Process for Identifying Candidates
     The Nominating and Corporate Governance Committee seeks to identify potential candidates for membership on the Company’s Board through conversations with members of the Board, senior management and other members of the communities served by the Company.
     The Nominating and Corporate Governance Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. The Nominating and Corporate Governance Committee considers candidates recommended by the Company’s shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the “Director Qualifications” and “Evaluation of Candidate” sections of this proxy statement. Under the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting, provided that the nomination is received by the Secretary of the Company no later than March 21, 2010. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.

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Evaluation of Candidates
     The Nominating and Corporate Governance Committee will consider all candidates nominated through the processes described above. The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members. When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.
     If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Nominating and Corporate Governance Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate. The Nominating and Corporate Governance Committee of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board at that time. The Nominating and Corporate Governance Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board. On the basis of its assessment, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.
Board Leadership Structure
     In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chief Executive Officer and its Chairman, and each of these positions may be held by the same person or may be held by two persons. Neither the Corporate Governance Guidelines nor any policy of the Board requires that the role of the Chairman and Chief Executive Officer be separate. Robert A. McCabe, Jr., who is also an employee of the Company, is the Chairman of the Board and has been the Chairman of the Board since the Company’s inception. M. Terry Turner currently serves as a director and as the Company’s President and Chief Executive Officer and has also held these positions since the Company’s formation. Additionally, pursuant to the Company’s Corporate Governance Guidelines, the Board elects a Lead Director who shall preside over periodic meetings of all independent directors. Currently, Hal N. Pennington serves as the Lead Director of the Company. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing the agenda for each Board meeting and in serving as a conduit for information flow between management and the non-employee members of the Board.
     The Company’s Board of Directors is currently comprised of 15 directors, of which nine directors are considered independent under the NASDAQ Listing Rules and the rules of the SEC. Messrs. Loughry, Major and Scott are each retired officers of the Company who cannot be considered as an “independent director” until after the third anniversary of their retirement. The Board currently has six committees, which are the Executive Committee, the Director’s Loan Committee, the Audit Committee, the Community Affairs Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee, all of which are discussed in more detail below.

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     The Audit Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors within the meaning of that term in the NASDAQ Listing Rules.
     The Company believes that its current leadership structure is appropriate for the Company in that it provides an efficient decision making process with proper independent oversight. The Company’s Chairman is highly involved in the day to day operations of the Company. His responsibilities include but are not limited to:
•	Direct responsibility for the strategic direction of the various fee business of the firm, including wealth management, investment services, trust and insurance services.

•	Lead business development officer for commercial clients and affluent consumers.

•	Chairman of the firm’s asset liability management committee.

      Likewise, the Company’s President and Chief Executive Officer is also charged with the day to day operations of the Company. His responsibilities include but are not limited to:
•	Direct responsibility for the overall strategic direction of the firm.

•	Provides leadership to the firm’s various communication channels both internal and external, including media and investor relations.

•	Chairman of the firm’s Leadership Team and Senior Management Committee.
     Although the main leadership of the Company is instilled in people actively employed by the Company, their actions are still subject to the oversight of the Board and its committees. Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet at least twice a year under the leadership of the Lead Director. Additionally, the Executive Committee, 50% of which is composed of independent directors, meets frequently throughout the year. Finally, a majority of the Board is independent and given the independence of the Audit, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee, the Company believes that its leadership structure encourages a strong leadership platform with an appropriate amount of independent oversight.
Risk Oversight
     The Board is responsible for providing oversight of the Company’s risk management processes. In accordance with SEC and NASDAQ requirements, the Executive Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board. In carrying out its responsibilities, the Executive Committee works closely with the Company’s Senior Risk Officer and other members of the Company’s senior risk management team. The Executive Committee meets at least quarterly with the Senior Risk Officer and other members of management and receives a comprehensive report on risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Executive Committee also receives updates between meetings from the Senior Risk Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters. The Executive Committee provides a report on risk management to the full Board on at least a quarterly basis. In addition, at least annually, the Chief Risk Officer and members of the risk staff make a presentation on enterprise-wide risk management to the full Board.
     In addition to the Executive Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Human Resources and Compensation Committee considers the risks that may be implicated by our executive compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans and employee

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compensation plans and the risks associated with these plans, see “Executive Compensation — Human Resources and Compensation Committee Report” on page 38 of this proxy statement.
Code of Conduct
     The Company has a code of conduct that applies to the Company’s associates and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.
     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.
     A copy of the Company’s code of conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.pnfp.com.
Communications with Members of the Board
     The Company’s Board has established procedures for the Company’s shareholders to communicate with members of the Board. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 800, Nashville, Tennessee 37201.
Board Member Attendance at Annual Meeting
     The Company encourages each member of the Board to attend the Annual Meeting of Shareholders. All of the Company’s directors who served on the Board at that time attended the 2009 Annual Meeting of Shareholders except Mr. Jackson and Dr. Riley.
PROPOSAL #1: ELECTION OF DIRECTORS
     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes. Effective February 12, 2010, Reese L. Smith, III, a Class III director, resigned from the Board. Tennessee law and the Company’s Bylaws require that each class of directors be as nearly equal in number as possible. Accordingly, following Mr. Smith’s resignation and by resolution of the Board, Hal N. Pennington, formerly a Class II director, became a Class III director. Accordingly, under Tennessee law, the nomination of Mr. Pennington as a Class III director is required to be voted on by the shareholders at the Meeting.

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     The terms for five (5) of the Company’s incumbent Class I directors expire at the Meeting. These directors are Sue G. Atkinson, Harold Gordon Bone, Gregory L. Burns, Clay T. Jackson, and Gary L. Scott. As described above, Mr. Pennington has moved from Class II to Class III and as such his term expires at the Meeting. The nomination of directors Atkinson, Bone, Burns, Jackson and Scott for their re-election to another three-year term and the nomination of Mr. Pennington for election as a Class III director for a two-year term has been recommended by the Nominating and Corporate Governance Committee and approved by the Board. The Nominating and Corporate Governance Committee has determined that Messrs. Bone, Burns, Jackson, and Pennington qualify as independent under the NASDAQ Listing Rules requiring that a majority of the Board meet required independence criteria. There are five (5) directors whose terms expire at the 2011 annual meeting and four (4) other directors (plus Mr. Pennington if he is elected as a Class III director at the Meeting) whose terms expire at the 2012 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.
     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.
     All of the Company’s directors also currently serve as directors of the Bank.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.
Nominees for Election to the Board
     The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.
Class I Directors:

Sue G. Atkinson (69)	Director since February 28, 2000
Term to expire 2010
Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors of the PENCIL Foundation and the Centennial Medical Center, the Music City Bowl, YWCA of Middle Tennessee, and Nashville Opera Association. She also serves as a commissioner of the Tennessee Higher Education Commissioner for the 5th Congressional District. Ms. Atkinson was one of the founders of the Company and an organizer of the Bank.

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Ms. Atkinson has extensive experience in public relations matters, is an experienced businesswoman having owned her own public relations firm for over twenty years and is actively involved in a number of community activities in the Company’s market area. Her extensive involvement in the Nashville community offers the Board insight into many of the Company’s key constituencies and her professional expertise aids the Board in assessing the advertising and public relations efforts of the Company.

Harold Gordon Bone (68)	Director since November 30, 2007
Term to expire 2010
Mr. Bone is a graduate of Cumberland University and the University of Tennessee. He also graduated from the University of Virginia’s consumer banking school. Since 1977, Mr. Bone has been a partner and licensed general contractor of B&B Enterprise and is also involved in numerous other business ventures. Mr. Bone served as a director of First Bank and Trust in Mt. Juliet, Tennessee until its 2000 merger with a large regional bank holding company. Since 1984, Mr. Bone has served on the board of Middle Tennessee Electric Membership Association (“MTEMA”) where he currently serves as chairman. MTEMA is the largest electric cooperative in Tennessee and the sixth largest in the United States. Mr. Bone is also a vice-president of Community Progress Committee, Inc., a not for profit entity which owns and operates extended care facilities in Wilson County, Tennessee and other locations and focuses on healthcare and education issues. A lifetime member of the First Presbyterian Church in Lebanon, Tennessee, Mr. Bone has served as elder, deacon and trustee. Mr. Bone also serves on the Board of the Lebanon, Tennessee Breakfast Rotary Club, and as a Director of the Crohn’s and Colitis Foundation of America — Tennessee Chapter.
Prior to our acquisition of Mid-America Bancshares, Inc. (“Mid-America”), which was a registered bank holding company, on November 30, 2007, Mr. Bone served as a director of Mid-America’s subsidiary, Bank of the South, from 2001 and as a director of Mid-America from 2006.
Mr. Bone’s wide variety of business experience, ranging from construction and real estate development to healthcare and education and most recently public utilities, allows him to bring to the Board a broad understanding of a number of industries in which many of the Company’s clients operate. His active involvement in a number of community activities in the Company’s Wilson County market, and his service on the Mid-America board of directors prior to the Company’s merger with Mid-America, allow him to contribute valuable insight to the Board on key developments in the Wilson County market.

Gregory L. Burns (54)	Director since June 17, 2001
Term to expire 2010
Mr. Burns is currently President of Gregory Burns Consulting LLC. Prior to his retirement on February 12, 2009, Mr. Burns served as chairman of the board and chief executive officer for O’Charley’s Inc., a registered public restaurant company, headquartered in Nashville, Tennessee. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president before becoming chief executive officer in February, 1994. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company, a newspaper publisher, and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council, vice chairman of the Nashville Alliance for Public Education and is a board member for Vanderbilt Ingram Cancer Center, and the University of Kentucky Business School Board of Advisors. His other

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civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Music City Bowl, and the Nashville Symphony, as well as serving as a member of the Mayor of Nashville’s Tourism Working Group as a part of his involvement with the Chamber of Commerce. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.
Mr. Burns has extensive business experience having served as first the chief financial officer, and then the chief executive officer of O’Charleys Inc., a registered public restaurant company. He has a broad understanding of the financial, operational and strategic issues facing public companies and his accounting and financial expertise add to his qualifications.

Clay T. Jackson (55)	Director since February 28, 2000
Term to expire 2010
Mr. Jackson is Senior Vice President, Regional Agency Manager, Tennessee for BB&T — Cooper, Love, Jackson, Thornton & Harwell. Mr. Jackson is a native of Nashville and began his insurance career with Cooper, Love and Jackson in 1976. Prior to the 2003 merger with BB&T, he was the president and a principal of Cooper, Love & Jackson, Inc., Nashville based insurance company, and had served in this capacity since 1989. Currently, Mr. Jackson serves on the Board of Governors of the Nashville Area Chamber of Commerce, Montgomery Bell Academy, the Agents and Brokers Roundtable Committee for Independent Insurance Agents and Brokers of America, and the Nashville Symphony. He is also active with the Rotary Club, City of Forest Hills Cultural and Natural Resources Committee and the United Way of Tennessee. He served in various leadership roles with Insurors of Tennessee. He served as past chairman of USF&G’s National Agency Council, a member of USF&G’s Board of Directors and the Alumni Board of Washington & Lee University. Mr. Jackson was one of the founders of the Company and an organizer of the Bank.
Mr. Jackson has extensive experience in the field of insurance, and his business relationships with a significant number of the Company’s clients and target clients offer valuable insight to the Board.

Gary L. Scott (63)	Director since November 30, 2007
Term to expire 2010
Prior to our acquisition of Mid-America on November 30, 2007, Mr. Scott served as CEO and Chairman of the Board of Mid-America’s subsidiary, PrimeTrust Bank, from 2001 and as CEO and Chairman of the Board of Mid-America from 2006. From November 30, 2007 until his retirement on October 31, 2008, Mr. Scott served as Area Chairman for the Company’s operations in Dickson and Cheatham Counties.
Mr. Scott began his banking career in 1971 eventually serving as Chairman and CEO of Cheatham State Bank and CSB Corporation until 1998. He served several terms on the Board of the Tennessee Bankers Association and on the ABA’s Community Bankers Council. He is a past President of the Cheatham County Chamber of Commerce and is currently a Director and Treasurer of Leadership Middle Tennessee. He has served on the boards of numerous civic organizations. He has received the Leader of Business Excellence award from the Tennessee Bankers Association.
Mr. Scott’s extensive banking experience, including having served as the CEO and Chairman of Mid-America, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company’s market area

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specifically. His institutional knowledge of all operational aspects of Mid-America’s business prior to its merger with the Company is also valuable to the Board.
Class III Director:

Hal N. Pennington (72)	Director since February 22, 2006
Term to expire 2012
Mr. Pennington is the chairman of Genesco, Inc. Genesco, a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,000 retail stores in the United States and Canada. Genesco, Inc. is a registered public company whose stock trades on the NYSE. Mr. Pennington became a member of Genesco’s board in November 1999, when he was named executive vice president and chief operating officer. He became president of Genesco in 2000, was named chief executive officer in April 2002 and chairman in 2004, positions he held until August 1, 2008.
Mr. Pennington received his Bachelor of Science degree in industrial management from Auburn University.
Actively involved in the community, he currently serves on the Nashville Symphony Association Board of Directors, and Cheekwood Board of Trustees. In addition, he has served in a variety of leadership roles with nonprofit organizations, including Leadership Nashville and the Boy Scouts of America, among others.
Mr. Pennington is an experienced business leader, having served as the chief executive officer of Genesco, Inc. a registered public company. His experience as the chairman and chief executive officer of a registered public company offers the Board management experience, leadership capabilities, financial knowledge and business acumen, as well as the skills necessary to serve as the Company’s Lead Director.
     The following directors serve as Class II and Class III directors and, accordingly, their terms will expire at the 2011 and 2012 Annual Meeting of Shareholders, respectively, and when their successors are duly elected and qualified.
Continuing Directors Until 2011 Meeting
Class II Directors:

James C. Cope (60)	Director since March 15, 2006
Term to expire 2011
Mr. Cope is a member in the law firm of Cope, Hudson, Reed & McCreary PLLC in Murfreesboro, Tennessee and has practiced law continuously in Murfreesboro, Tennessee since 1976. Mr. Cope is a graduate of the University of Tennessee and received his Doctor of Jurisprudence degree from Vanderbilt University in 1974. Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Consolidated Utility District of Rutherford County, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is admitted to practice before the Sixth Circuit and Eleventh Circuit Courts of Federal Appeals and the Supreme Court of the United States of America. He is a member of the American Bar Association and the Tennessee Bar Association. He

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has served as a hearing officer appointed by the Supreme Court of the State of Tennessee for the Board of Professional Responsibility (1988-1993). He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club. He also served on the board and was an initial class member of Leadership Rutherford. In addition, he also served on the board of the YMCA of Rutherford County and The Webb School.
Prior to our acquisition of Cavalry Bancorp, Inc. (“Cavalary”) on March 15, 2006, Mr. Cope served as a director of Cavalry’s subsidiary, Cavalry Banking, from 1992 and as a director of Cavalry, which was a registered public bank holding company headquartered in Murfreesboro, Tennessee from 1998.
Mr. Cope’s over thirty years of legal practice in the Rutherford County, Tennessee area, during which he has represented a broad array of corporate and municipal clients, contribute to the breadth and depth of experience on the Board through the inclusion of a member with an understanding of a broad range of legal and regulatory matters.

William H. Huddleston, IV (46)	Director since March 15, 2006
Term to expire 2011
Mr. Huddleston, a professional engineer and registered land surveyor licensed in the State of Tennessee, has been the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee since 1994. Mr. Huddleston currently serves on the Middle Tennessee Medical Center Board of Director, the City of Murfreesboro Construction Board of Adjustments and Appeals, and the Rutherford County Chamber of Commerce Government Council. He is also a member of the Middle Tennessee State University Foundation Board of Trustees. He was formerly a member of the Webb School Board of Trustees and the First United Methodist Church Finance and Special Gifts Committees.
Prior to our acquisition of Cavalry on March 15, 2006, Mr. Huddleston had served as a director of Cavalry and its wholly-owned bank subsidiary Cavalry Banking since 1999.
Mr. Huddleston’s engineering background and extensive experience in the construction industry in the Murfreesboro, Tennessee area provides the Board with an informed perspective of an industry in which the Company is an active lender. His civic involvement in the Murfreesboro community also offers the Board insight into the business climate impacting many of the Company’s customers in that market.

Robert A. McCabe, Jr. (59)	Director since February 28, 2000
Term to expire 2011
Mr. McCabe was one of the founders of the Company and an organizer of the Bank. Mr. McCabe serves as Chairman of the Board of the Company and the Bank, positions he has held since the formation of the Company and the Bank. He began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east

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Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation. In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999.
Mr. McCabe also serves as a director of Nashville Electric Service, a municipal electric distribution company and National Health Investors of Murfreesboro, Tennessee, a registered public healthcare real estate investment company. Mr. McCabe was also a director of Goldleaf Financial Solutions, Inc., a registered public company that was a provider of financial products to community banks, until its sale in 2009. He is also a director of SSC Services of Knoxville, Tennessee.
Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville. He is a member of the World President’s Organization, Chief Executives Organization, serves as Chairman of the Board of Trustees of The Ensworth School and is immediate past chairman of Cheekwood Botanical Gardens and Museum of Art. He is also the past chairman of the Middle Tennessee Boy Scout Council, The Nashville Symphony and the Nashville Downtown Partnership.
Mr. McCabe’s extensive banking experience and his experience managing the day to day operations of the fee-based portion of the Company’s business provide the Board with knowledge and insight into the Company’s operations. Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company’s mission.

David Major (61)	Director since November 30, 2007
Term to expire 2011
Prior to our acquisition of Mid-America on November 30, 2007, Mr. Major served as CEO and Chairman of the Board of Mid-America’s subsidiary, Bank of the South, from 2001 and as President and director of Mid-America from 2006. From November 30, 2007 until his retirement on October 31, 2008, Mr. Major served as the Company’s Area Chairman for Wilson County.
Mr. Major began his banking career as a bank regulator in 1971 and has since served in numerous positions, including Chief Executive Officer and director of numerous banks and bank holding companies. He previously served on the board of the Tennessee Bankers Association and was chairman of the TBA’s for-profit subsidiary, Financial Products and Services, Inc. He is past-President of the West Wilson County Chamber of Commerce and Chairman of Prospect, Inc. He has served on the boards of numerous civic organizations. He recently received the Leader in Banking Excellence award from the Tennessee Bankers Association and the Paul Bauman Excellence award from the West Wilson County Chamber of Commerce.
Mr. Major’s extensive banking experience, including having served as the President and a director of Mid-America, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company’s market area specifically. His institutional knowledge of all operational aspects of Mid-America’s business prior to its merger with the Company is also valuable to the Board.

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Dr. Wayne J. Riley (50)	Director since December 18, 2007
Term to expire 2011
Since January 2007, Dr. Riley has served as the 10th President and CEO of Meharry Medical College in Nashville, Tennessee. Prior to his appointment at Meharry, he was vice president and vice dean for health affairs and governmental relations and associate professor of medicine at Baylor College of Medicine and an adjunct professor of management at Rice University’s Jesse H. Jones Graduate School of Business, Houston, Texas.
Dr. Riley holds a bachelor’s degree from Yale University, the Master of Public Health (M.P.H.) degree in health systems management from Tulane University School of Public Health & Tropical Medicine the Doctor of Medicine (M.D.) degree from the Morehouse School of Medicine in Atlanta and holds the MBA from Rice University’s Jesse H. Jones Graduate School of Business. Among his numerous professional achievements, he is a member of the Board of Regents of the American College of Physicians (ACP) — the 129,000 member national organization of internists — physicians who specialize in the prevention, detection and treatment of illnesses in adults. ACP is the largest medical-specialty organization and second-largest physician group in the United States. He has also been designated as a Master of the ACP, is a member of the prestigious Society of Medical Administrators composed of the nation’s fifty leading physician executives and holds the academic rank of full Professor of Medicine at both Meharry and Vanderbilt University Schools of Medicine.
In addition to his service on the Pinnacle Financial Partners Board of Directors, where he is a member of the Audit and Nominating, Trustee and Governance Committees, Dr. Riley’s extensive civic and community involvement includes serving as a director of the Nashville Chamber of Commerce, the Nashville Symphony Association, the United Way of Metropolitan Nashville, Middle Tennessee Council Boys Scouts of America, American Cancer Society, Center for Non Profit Management, Cheekwood Museum and Botanical Gardens and Tennessee Independent Colleges and Universities He also a member of the Federal Reserve Bank of Atlanta’s Labor, Education and Health Advisory Council.
Dr. Riley’s medical background and the numerous leadership roles he has held in his field, including most recently serving as the president and chief executive officer of Meharry Medical College, as well as his extensive experience in healthcare public policy matters, add a unique perspective to the Board that was derived outside of the banking industry.
Continuing Directors Until 2012 Meeting
Class III Directors:

Colleen Conway-Welch (65)	Director since February 28, 2000
Term to expire 2012
Dr. Conway-Welch is the dean and holds responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan’s 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid’s Advisory Committee for Medicare Coverage, is an elected member of the Institute of

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Medicine of the National Academy of Science, and in 2007, was appointed by President Bush to the Board of Regents of the Uniformed Services University of the Health Sciences.
Dr. Conway-Welch currently serves as a director and chairperson of the Compliance Committee of RehabCare Group, Inc., a registered public provider of rehabilitation services headquartered in St. Louis, Missouri, and formerly was a member of the board of directors and Compensation Committee of Caremark Rx, Inc., a registered public pharmacy benefits management company headquartered in Nashville, Tennessee prior to its 2007 acquisition by CVS Corporation. She currently serves on the board of directors and the audit committee of Ardent Health Systems, Inc., a hospital and managed care company headquartered in Nashville, Tennessee. Dr. Conway-Welch was a founder of the Company and an organizer of the Bank.
In her community role, she has served on and chaired the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary. She also chaired the Middle Tennessee United Way annual campaign in 1999.
Ms. Conway-Welch brings to the Board the management experience and unique perspective gained from having served as the dean of the Vanderbilt University School of Nursing for over twenty-five years. Her substantial knowledge of healthcare public policy matters, as well as her local and international reputation contributes to the overall leadership composition of the Board, and her service on the boards of directors of two other registered public companies gives her a deep understanding of the role of boards of directors.

Ed C. Loughry, Jr. (67)	Director since March 15, 2006
Term to expire 2012
Mr. Loughry served as Vice-Chairman of the Company until his retirement on December 31, 2007, a position he had held since March 15, 2006, following the merger between the Company and Cavalry. Mr. Loughry joined Cavalry Banking in 1968 and served as President and Chief Executive Officer of Cavalry Banking from 1982 until its merger with Pinnacle National Bank in March 2006. He also served as President and Chief Executive Officer of Cavalry from its inception in 1998 until its merger with the Company in March 2006.
Mr. Loughry has served on the boards of directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, Federal Home Loan Bank of Cincinnati, the Nashville branch of the Federal Reserve Bank of Atlanta board, the American Bankers Association board and the ABA Bank Pac board. He is past Chairman of the Tennessee Bankers Association. He has received the Leader in Banking Excellence award from the Tennessee Bankers Association. He is also currently serving on the Middle Tennessee Medical Center board and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.
Mr. Loughry served as a director of Cavalry Banking from 1982 to 2006 and Cavalry from 1998 to 2006. He was the Chairman of Cavalry’s Board from 1999 to 2006.
Mr. Loughry’s extensive banking experience, including having served as the President and a director of Cavalry, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company’s market area specifically. His institutional knowledge of all operational aspects of Cavalry’s business prior to

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its merger with the Company and his experience as past chairman of the Tennessee Bankers Association are both valuable to the Board.

Dale W. Polley (60)	Director since February 28, 2000
Term to expire 2012
Mr. Polley was one of the founders of the Company and an organizer of the Bank. Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various executive positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.
Mr. Polley serves on the board of directors of O’Charley’s Inc., a registered public restaurant company and HealthStream, Inc., a registered public health services company, bof of which are headquartered in Nashville, Tennessee.
Mr. Polley also serves on the boards of the Nashville Sports Council, Music City Bowl, St. Thomas Health Services Foundation (currently Treasurer) and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), Nashville Area Chamber of Commerce, T.J. Martel Foundation, the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2006, Mr. Polley served as the chairman of the steering committee for the Nashville Sports Council’s hosting of the 2006 SEC Men’s Basketball Tournament, a position he also held in 2001. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.
Drawing from his financial and accounting background, Mr. Polley serves on the Company’s audit committee and is the Company’s audit committee financial expert. Mr. Polley also has extensive experience within the financial services industry, having served as vice chairman and president of First American National Bank and as chief financial officer of Commerce Union Bank of Nashville. This combined with his leadership and management experience in other capacities, his service on boards of directors of other registered public companies, and his reputation in the Nashville business community make him a valued contributor to the Board.

M. Terry Turner (54)	Director since February 28, 2000
Term to expire 2012
Mr. Turner was one of the founders of the Company and an organizer of the Bank. Mr. Turner is president and chief executive officer of the Company and the Bank, positions he has held since the Company’s and the Bank’s organization. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of that bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its

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acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.
During Mr. Turner’s tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the Nashville branch of the Federal Reserve Bank of Atlanta, member of the executive committee of the Nashville Credit Bureau and a member of the board of governors of the Nashville Chamber of Commerce. Mr. Turner continues to serve on the board of Belmont University, the Nashville Sports Council and the board of the Music City Bowl, is an active member in the CEO and World President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.
Mr. Turner’s extensive banking experience and his experience managing the day to day operations of the Company’s business provide the Board with knowledge and insight into the Company’s operations. Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company’s mission.
Meetings and Committees of the Board
     During the fiscal year ended December 31, 2009, the Board of Directors of the Company held seventeen meetings. The Company’s governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nomination and Corporate Governance Committee to renominate them to their Board seat. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2009.
     In accordance with the Company’s Corporate Governance Guidelines or the Bylaws, the Company’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified below.
EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Gregory L. Burns, Dale W. Polley, Clay T. Jackson; Hal N. Pennington and Ed C. Loughry, Jr. Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee also receives a quarterly report from the Company’s Enterprise-Wide Risk Management Committee. This report, which is prepared by the Company’s Senior Risk Officer, addresses all major risk areas of the Company, including but not limited to Credit, Interest Rate, Liquidity, Strategic Risk, etc. The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy. Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank. The Executive Committee held twenty meetings in 2009.

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AUDIT COMMITTEE. The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Dale W. Polley, William H. Huddleston, IV, Clay T. Jackson, and Dr. Wayne J. Riley. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available on the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Audit Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the NASDAQ Listing rules and as required by the rules and regulations of the Exchange Act, including Rule 10A-3. All members of the Audit Committee are independent within the NASDAQ Listing rules including, Rule 10A-3 promulgated under the Exchange Act. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. The Company believes that the members of the Audit Committee meet these requirements. Additionally, the rules and the regulations of the SEC require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Company’s Board has determined that Dale W. Polley is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that he is “independent” as defined by the rules and regulations of the SEC. The primary functions of the Audit Committee consist of:
•	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

•	Approving the selection of internal and external independent auditors annually;

•	Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports; and

•	Preparing an audit committee report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the Company’s independent registered public accountants and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.
Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s outside counsel may attend each meeting or portions thereof as required by the Audit Committee. The Audit Committee held eight meetings in 2009.
COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, William H. Huddleston, IV, Clay T. Jackson, Ed C. Loughry, Jr., Robert A. McCabe, Jr., and Gary L. Scott. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees

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the Bank’s corporate contribution program. The Community Affairs Committee held four meetings in 2009.
DIRECTOR’S LOAN COMMITTEE. The members of this committee are David Major, James C. Cope, Robert A. McCabe, Jr., M. Terry Turner, and Gary L. Scott. The Director’s Loan Committee assists the Board in monitoring the credit activities of the Company, particularly with regard to troubled assets. The Director’s Loan Committee is also charged with approving the renewal of troubled loans.
HUMAN RESOURCES AND COMPENSATION COMMITTEE. The members of the Human Resources and Compensation Committee are Gregory L. Burns, James C. Cope, and Harold Gordon Bone. The Human Resources and Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
The Human Resources and Compensation Committee’s charter provides that the Human Resources and Compensation Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Human Resources and Compensation Committee shall be considered independent so long as they are not associates or employees of the Company, do not have any other relationship to the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment and otherwise meet the applicable requirements for independence set forth under the NASDAQ Listing Rules. All members of the Human Resources and Compensation Committee are independent in accordance with the Human Resources and Compensation Committee Charter.
The Human Resources and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans. Additionally, this committee evaluates and establishes the compensation of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer, the compensation for which is described in the Summary Compensation Table below (the “Named Executive Officers”). The Human Resources and Compensation Committee also reviews the compensation of the other members of the Company’s Leadership Team and establishes the compensation for the directors. The Human Resources and Compensation Committee receives recommendations from the Chief Executive Officer and the senior human resources officer in connection with the determination concerning executive compensation. Additionally and with respect to the Named Executive Officers, the Human Resources and Compensation Committee has also engaged Mercer (US) Inc. (“Mercer”) to provide additional assistance in these matters, including peer group analysis, compensation structure and other assistance. The Human Resources and Compensation Committee also approves the Company’s annual compensation discussion and analysis included in this proxy statement. The Human Resources and Compensation Committee held nine meetings in 2009.
Additionally, because the Company is participating in the Capital Purchase Program established by the U.S. Department of Treasury (the “Treasury”) under the EESA, the Human Resources and Compensation Committee has additional responsibilities under the EESA as amended by the America Recovery and Reinvestment Act of 2009 (the “ARRA”). Those additional responsibilities include the following:

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•	discussing, evaluating and reviewing, at least every six months, with the Company’s senior risk officer, the Company’s senior executive officer compensation plans and employee compensation plans and the risks these plans pose to the Company;

•	identifying and limiting the features in the Company’s senior executive officer compensation plans that could lead the Company’s senior executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•	identifying and limiting any features in the Company’s employee compensation plans that pose risks to the Company to ensure that the Company is not unnecessarily exposed to risks, including any features in these senior executive officer compensation plans or employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation;

•	discussing, evaluating and reviewing, at least every six months, the terms of each Company employee compensation plan and identifying and eliminating the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	providing annually a narrative description of how the committee limited the risk encouraging features in the senior executive officer compensation plans and employee compensation plans; and

•	certifying annually that the committee has completed its review of the senior executive officer compensation plans and employee compensation plans required under the EESA.
Compensation decisions for the Company’s Named Executive Officers are made by the Human Resources and Compensation Committee. Since 2006, the Human Resources and Compensation Committee has retained Mercer to provide information, analyses, and advice regarding executive and director compensation. The Mercer consultant who performs these services reports directly to the Human Resources and Compensation Committee chair. The Human Resources and Compensation Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Human Resources and Compensation Committee remains objective and is not influenced by the Company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Human Resources and Compensation Committee; provisions in the Human Resources and Compensation Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Human Resources and Compensation Committee on Mercer’s financial relationship with the Company, including a summary of the work performed for the Human Resources and Compensation Committee during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Human Resources and Compensation Committee has a reporting relationship and compensation determined separately from any other Mercer line of business. Mercer also assists the Human Resources and Compensation Committee in establishing compensation for the independent directors of the Board.
The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chairman with the assistance of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer. Human Resources and

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Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer. At certain meetings in 2009, the Human Resources and Compensation Committee met in executive session on several occasions. The Human Resources and Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and the Company’s human resources department support the Human Resources and Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Human Resources and Compensation Committee has authority under the Human Resources and Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee reviews the total fees paid to outside compensation consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: The members of the Nominating and Corporate Governance Committee are Hal N. Pennington, Harold Gordon Bone, Colleen Conway-Welch, James C. Cope and Dr. Wayne J. Riley. The Nominating and Corporate Governance Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
The Nominating and Corporate Governance Committee’s charter provides that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Nominating and Corporate Governance Committee shall be considered independent so long as they are not associates or employees of the Company, do not have any other relationship to the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment and otherwise meet the applicable requirements for independence set forth under the NASDAQ Listing Rules. All members of the Nominating and Corporate Governance Committee are independent in accordance with the Nominating and Corporate Governance Committee Charter.
The Nominating and Corporate Governance Committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board. As discussed above, the Nominating and Corporate Governance Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company’s shareholders. The Nominating and Corporate Governance Committee recommends nominees to the Board for approval and election for inclusion in the proxy statement. The Nominating and Corporate Governance Committee held three meetings in 2009.
Director Compensation
     For 2009, non-employee directors received a $10,000 annual cash retainer which was paid in quarterly installments and $1,500 for each Board and committee meeting attended. In addition, each committee chairperson received a quarterly fee as follows: Audit Committee — $2,500 per quarter; Community Affairs Committee — $1,250 per quarter; Nominating and Corporate Governance Committee — $1,500 per quarter; and Human Resources and Compensation Committee — $1,875 per quarter. Additionally, each non-employee director received as a retainer a restricted stock award of 1,008 shares of Company Common Stock with a value of approximately $20,000 as of the date of the award. The restrictions on these shares lapsed on

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the one year anniversary date of the award (or, in the case of Mr. Smith on his resignation date) as all directors to whom awards were granted attended at least 75% of their assigned board and committee meetings between March 1, 2009 and the vesting date.
     For 2010, the Board adopted the same compensation schedule for all non-employee directors as was adopted for 2009. In 2010, the Board of Directors also created a Director Loan Committee, the members of which are David Major, James C. Cope, Robert A. McCabe, Jr., M. Terry Turner, and Gary L. Scott. As Chairman of this committee, Mr. Major will receive an annual fee of $5,000. The committee members will receive $1,500 per meeting. The restricted stock award of Company Common Stock for 2010 was based on the February 26, 2010 closing price of $15.11. As a result each non-employee director has the opportunity to earn 1,323 shares of Company Common Stock should the restrictions lapse on these awards. The restrictions on these shares will lapse on February 28, 2011 should the director attend at least 75% of their assigned board and committee meetings between March 1, 2010 and February 28, 2011. Should the director attend at least 50% of the assigned meetings but less than 75%, the restrictions will lapse on 662 shares with the remaining share awards cancelled. Should the director attend less than 50% of the assigned meetings, no restrictions will lapse and all share awards will be cancelled.
     In addition to their compensation for attending Board and committee meetings, their cash retainers and their equity awards, Messrs. Loughry and Cope also received payments totaling $66,800 and $30,000, respectively, in 2009 pursuant to the terms of nonqualified, noncontributory supplemental retirement agreements between the director and Cavalry (the “Cavalry SRAs”) that were assumed by the Company in connection with its acquisition of Cavalry. Pursuant to the Cavalry SRAs, Mr. Cope and Mr. Loughry are entitled to receive equal installment payments over a period of 15 years following retirement or having achieved retirement age equal to the value of the accumulated gains on single premium life insurance policies on the life of each director that are owned by the Company and for which the Company is the beneficiary. Each of Mr. Cope and Mr. Loughry is also entitled to receive any annual gains that accrue to the Company on these policies after his retirement.
     In addition to their compensation for attending Board and committee meetings, their cash retainers and their equity awards, Messrs. Major and Scott also received payments of $120,000 each in 2009 pursuant to the terms of business protection agreements that each director had entered into with Mid-America prior to its merger with the Company. Under the terms of these agreements, which were assumed by the Company in connection with its merger with Mid-America, each of Messrs. Major and Scott has agreed that he will not actively participate or engage directly or indirectly in a competing business in the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area (the “Nashville MSA”) and the counties contiguous to the Nashville MSA until the earlier of (1) his voluntary retirement after reaching age 65; (2) a transaction in which the Company is acquired; (3) August 31, 2011; or (4) the date that the Company terminates the agreement. In exchange for this agreement not to compete, Messrs. Major and Scott are each entitled to receive monthly payments equal to $10,000 until the occurrence of one of these termination events.
     Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.

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     The following table sets forth the compensation of the Company’s directors for services rendered during 2009:

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(k)
					Change in Pension
					Value and
					Nonqualified
		Stock Awards –	Option Awards -	Non-Equity	Deferred
	Fees Earned or Paid	Grant Date Fair	Grant Date Fair	Incentive Plan	Compensation	All Other
Name	in Cash (1)	Value (2) (3)	Value (4)	Compensation	Earnings	Compensation		Total

Sue G. Atkinson	$42,250	$20,000	—	—	—	—		$62,250
Harold Gordon Bone	$51,250	$20,000	—	—	—	—		$71,250
Gregory L. Burns	$81,250	$20,000	—	—	—	—		$101,250
Colleen Conway-Welch	$37,000	$20,000	—	—	—	—		$57,000

James C. Cope	$50,500	$20,000	—	—	—	$30,000	(5)	$100,500
William H. Huddleston, IV	$50,125	$20,000	—	—	—	—		$70,125
Clay T. Jackson	$81,250	$20,000	—	—	—	—		$101,250
Ed C. Loughry, Jr. (5)	$74,250	$20,000	—	—	—	$66,800	(5)	$161,050

David Major	$35,875	$20,000	—	—	—	$120,000	(6)	$175,875
Robert A. McCabe, Jr.	—	—	—	—	—	—		—
Hal N. Pennington	$65,875	$20,000	—	—	—	—		$85,875
Dale W. Polley	$83,750	$20,000	—	—	—	—		$103,750
Wayne J. Riley	$44,875	$20,000	—	—	—	—		$64,875
Gary L. Scott	$35,125	$20,000	—	—	—	$120,000	(6)	$175,125
Reese L. Smith, III (7)	$50,125	$20,000	—	—	—	—		$70,125
M. Terry Turner	—	—	—	—	—	—		—

(1)	Messrs. McCabe and Turner were employees of the Company and, thus, did not receive any compensation for serving as a director in 2009.

(2)	All non-employee directors were awarded a restricted share award in 2009 of 1,008 shares of Company Common Stock. The restrictions on these shares lapsed based on meeting minimum meeting attendance requirements for each director. At December 31, 2009, the Company’s directors denoted in the table below held the following restricted shares of the Company’s Common Stock. Each of the following directors met the attendance requirements and all restrictions lapsed on these shares on February 27, 2010, or in the case of Mr. Smith, February 12, 2010.

Number of Restricted
Name	Shares
Sue G. Atkinson	1,008
Harold Gordon Bone	1,008
Gregory L. Burns	1,008
Colleen Conway-Welch	1,008
James C. Cope	1,008
William H. Huddleston, IV	1,008
Clay T. Jackson	1,008
Ed C. Loughry, Jr.	1,008
David Major	1,008
Hal N. Pennington	1,008
Dale W. Polley	1,008
Wayne J. Riley	1,008
Gary L. Scott	1,008
Reese L. Smith, III	1,008

(3)	The amounts in the column captioned “Stock Awards” reflects the grant date fair value for the award calculated in accordance with ASC Topic 718. For a description of the assumptions used by the Company in valuing these awards please see “Note 15. Stock Options, Stock Appreciation Rights, and Restricted Shares” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on February 26, 2010.

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(4)	At December 31, 2009, Mr. Loughry, who retired as an employee of the Company in 2007, and Mr. Bone were the Company’s only non-employee directors that held options to purchase any shares of the Company’s Common Stock. On January 18, 2008, the Human Resources and Compensation Committee approved an amendment to option grants made to Mr. Loughry on March 15, 2006 and January 19, 2007. These amendments extend the time within which Mr. Loughry must exercise his options following his December 31, 2007 retirement as an employee and allow for the continued vesting of these options until such time as he ceases to serve as a director of the Company.

(5)	Mr. Cope and Mr. Loughry were former board members of Cavalry. Cavalry provided a nonqualified, noncontributory supplemental retirement plan for its directors. In 2006, the Company acquired Cavalry and assumed this liability. The amounts above reflect the payments to Mr. Cope and Mr. Loughry related to this matter in 2009.

(6)	In connection with the Company’s acquisition of Mid-America Bancshares, Messrs. Major and Scott received $10,000 per month during 2009 in accordance with business protection agreements between the Company and Messrs. Major and Scott. Both agreements expire during 2011.

(7)	Mr. Smith resigned from the Board of Directors effective February 13, 2010. The Company filed a Form 8-K with the Securities Exchange Commission on February 18, 2010 announcing Mr. Smith’s resignation.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES
* * * * *
PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The firm of KPMG LLP has served as the Company’s auditors since 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid KPMG LLP for the 2009 and 2008 fiscal years, see “Independent Registered Public Accounting Firm” below.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
* * * * *
PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
     The Company believes that the compensation for the Named Executive Officers, as described in the compensation discussion and analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.
     The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue.
     The Company also believes that the extensive disclosure of compensation information provided in this proxy statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance.

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This “Say-on-Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse the Compensation the Company paid to the Named Executive Officers through the following resolution:
“RESOLVED, that the shareholders of Pinnacle Financial Partners, Inc. approve the compensation of the executive officers of Pinnacle Financial Partners, Inc. set forth in the Summary Compensation Table of this proxy statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this proxy statement.”
     Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements for the Company’s Named Executive Officers.
     This proposal is provided as required pursuant to Section 111(e)(1) of the EESA based on the Company’s participation in the TARP Capital Purchase Program.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.
* * * * *
EXECUTIVE MANAGEMENT INFORMATION
     The following table shows the name, age, term of service and position of each executive officer of the Company as of March 10, 2010:

		Officer	Officer
Name	Age	Since	Position with Company and Bank
M. Terry Turner	54	2000	President and Chief Executive
Robert A. McCabe, Jr.	59	2000	Chairman of the Board
Hugh M. Queener	54	2000	EVP and Chief Administrative Officer
Harold R. Carpenter,Jr.	51	2000	EVP and Chief Financial Officer
J. Harvey White	60	2009	Chief Credit Officer
     Terry Turner has served as President and Chief Executive Officer of the Company and the Bank since their organization. Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.
     Robert A. McCabe, Jr. has served as the Chairman of the Company and the Bank since their organization. Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.
     Hugh Queener has served as the Executive Vice President and Chief Administration Officer of the Company and the Bank since their organization. Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive Vice President in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving most recently as executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

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     Harold Carpenter has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since their organization. Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American Corporation as senior vice president from 1994 to 1999 ultimately serving as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter is a certified public accountant, a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.
     Mr. White joined the Company on June 15, 2009, and succeeded Charlie McMahan as the Company’s chief credit officer on September 1, 2009. Mr. White was employed by Regions Financial Corporation and its predecessor companies beginning in 1981. Mr. White was employed in a variety of roles and served as senior credit officer for East Tennessee from 1999 to 2006. Mr. White was ultimately promoted to regional senior credit officer with additional oversight responsibilities for Regions’ North Carolina and Virginia operations, a position he held from 2006 to April, 2009.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
     The duties and responsibilities of the Human Resources and Compensation Committee (the “Committee”) include, among other things, overseeing the Company’s overall executive compensation philosophy; measuring performance with respect to established goals and objectives; designing the components for all executive compensation; reviewing the Company’s executive compensation plans and the risks these plans pose to the Company and establishing compensation for the Company’s executive officers. The Committee is currently composed of three independent directors.
     The Company’s executive officers are its President and Chief Executive Officer, Chairman, Chief Administrative Officer, Chief Financial Officer and Chief Credit Officer. The individuals who served as the Company’s executive officers during fiscal 2009 are included in the Summary Compensation Table and are sometimes referred to as the “Named Executive Officers.” Additionally, during 2009, Mr. Harvey White joined the firm in June of 2009 and was appointed Chief Credit Officer in September 1, 2009 succeeding Mr. McMahan. Mr. McMahan remains a senior credit officer of the Company and is a member of the firm’s Leadership Team. The Company has established a Leadership Team which is composed of the Named Executive Officers and other members of senior management of the Company.
     Compensation Philosophy - The attraction and retention of experienced and high-achieving senior executives that can enhance the Company’s performance and shareholder returns is an essential element of the Company’s long term strategy. This strategy has resulted in the Company’s growth from a start up institution to the second largest banking organization headquartered in Tennessee in less than ten years, despite intensifying competition for experienced bankers in the Company’s markets. The Committee believes that consistent with the Company’s need to continue to retain executives who can drive high performance by the organization, it should provide significantly above peer overall compensation if the Company’s performance is significantly above that of peer financial institutions. Thus, the Company’s compensation system has historically been designed to reward executive officers for superior performance. Conversely, overall compensation levels have historically been reduced if high performance financial and strategic objectives as compared to peer financial institutions or budgeted expectations are not met.
     The Committee makes all compensation decisions for the Company’s executive officers, including establishing the framework for how these executives are compensated, and approves recommendations regarding equity awards to all associates, not just the executives, of the Company. The Committee receives

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recommendations concerning these decisions from the Chief Executive Officer for all associates other than the Chief Executive Officer.
     Decisions regarding the non-equity compensation of members of the Leadership Team who are not executive officers are made by the Chief Executive Officer in consultation with each Leadership Team member’s supervisor. For these officers, the Chief Executive Officer is responsible for establishing the framework on how these individuals are compensated. These decisions, including salary adjustments and annual equity and non-equity incentive plan award amounts, are ultimately presented to the Committee for review. As is the case with the executive officers, the Committee can exercise its discretion in modifying any recommended adjustments or awards to these individuals.
     Components of Executive Compensation - The Committee has determined that it can typically accomplish its executive compensation objectives by utilizing three primary elements of executive compensation:
•	Base Salary

•	Annual Cash Incentive; and

•	Long-term Equity Compensation.
     Base Salary — Base salary is designed to provide appropriate levels of fixed compensation to the executive. Salaries for the Company’s executive officers are reviewed annually and are based on:

•	Job scope and responsibilities;

•	Competitive salaries for similar positions at peer institutions; and

•	Other factors, including corporate and individual performance.
     Annual Cash Incentive Plan — In general, all non-commissioned associates of the Company are eligible for participation in the Company’s annual cash incentive plan which is administered by the Committee and provides targeted cash incentive plan payments to the participants at various levels. In recent years prior to 2010, the targeted cash award for the Company’s executive officers has ranged from 70% to 100% of the executive officer’s base salary. For the other Leadership Team members, the targeted annual cash award has ranged from 30% to 50% of the Leadership Team member’s base salary. Awards are based on achievement of performance goals established by the Committee, with all participants typically receiving the same percentage of their targeted cash award based on the Company’s actual results when compared to the performance goals. The Company believes that a single plan for both executives and all other associates promotes a strong sense of teamwork within the firm. Furthermore, the annual cash incentive plan utilizes a combination of performance goals which the Committee believes creates sufficient balance in the plan such that future performance is not sacrificed for the benefit of current period results.
     The 2009 Annual Cash Incentive Plan was approved in the first quarter of 2009 and was structured such that the Committee could increase payouts if the Company’s actual performance for the calendar year exceeded pre-established performance targets or decrease or eliminate payouts if performance was less than the pre-established performance targets. Additionally, all participants must have satisfactorily met their individual goals and objectives in their annual performance reviews to receive any payouts under the 2009 Annual Cash Incentive Plan. The Chief Executive Officer also had discretionary authority to increase or decrease any participant’s award, other than an award for an executive officer, by specified percentages.
     The performance targets for the 2009 Annual Cash Incentive Plan adopted by the Committee in January 2009 consisted of a soundness threshold — criticized/classified assets as a percentage of the Company’s Total risk-based capital — which had to be achieved in order for any awards to be payable, and earnings per share amounts which if achieved would result in payment of varying percentages (ranging from 25% to 125%) of an

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individual’s targeted cash incentives. Under the soundness threshold, in order for any incentive payments to be made, criticized and classified assets (those which have been risk rated as “7” or higher pursuant to the Company’s internal risk rating system) at December 31, 2009, should not exceed 45% of the Company’s Total risk-based capital at that date. The minimum earnings per share amount for payment of 100% of target incentives was $1.53 with lower amounts for payments of 75%, 50% or 25% of individual target incentives. The 2009 Annual Cash Incentive Plan also had an additional component which provided that should the Company perform at predetermined levels compared to its peer group, then incentives could be paid at 75% and 50% levels even if the plan’s minimum earnings per share targets were not achieved. The Committee also had the discretion to amend performance goals after adoption to reflect exceptional circumstances.
     Long-term Equity Compensation Incentive Plans. Under the terms of the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Plan”), the Company’s associates are eligible to receive equity-based incentive awards including stock options, stock appreciation awards, restricted shares of the Company’s common stock, restricted stock units, performance shares or units and performance-based cash incentive compensation.
The Committee believes that equity-based, long-term compensation programs link the interests of senior management, both individually and as a team, to the long-term interests of the Company’s stockholders. The Committee has traditionally made annual grants of stock options and/or shares of restricted stock, including shares which vest over time and shares which vest upon satisfaction of certain performance conditions established in connection with the long-term Board-approved strategic framework as well as the annual budget process.
     Impact of Participation in the Capital Purchase Program – On December 12, 2008, the Company issued 95,000 shares of Series A preferred stock to the Treasury under the capital purchase program (the “CPP”) of the Treasury’s Troubled Assets Relief Program (the “TARP”). Under regulations in effect at the time of the issuance of the Series A preferred stock, the Company was:
(i)	required to ensure that its incentive plans did not encourage excessive or unnecessary risk;

(ii)	required to impose clawbacks on incentive compensation to the Named Executive Officers on the basis of inaccurate financial statements or any other materially inaccurate financial measures;

(iii)	prohibited from making certain golden parachute payments upon termination of employment; and

(iv)	significantly limited in its ability to deduct employee compensation above $500,000 per individual per year through utilization of performance-based compensation.
     The above regulations were in effect during the time period when the Committee was making decisions concerning the 2009 compensation of the Company’s executive officers.
     On February 17, 2009, the President signed into law the American Recovery and Reinvestment Act (the “ARRA”), which amended the EESA, which authorized the TARP. The ARRA imposed significant retroactive additional limitations on the executive compensation of companies which were participants in the CPP for the period of time that the preferred stock issued under the CPP was outstanding (the “TARP Period”). These included, in the case of the Company,
(i)	prohibition of payment or accrual of any bonus payment during the TARP Period to the five most highly compensated employees, subject to limited exceptions;

(ii)	extension of the required clawback of incentive compensation to the twenty most highly compensated employees of the Company (in addition to the Company’s Named Executive Officers); and

Pinnacle Financial Partners, Inc.	Page 30

(iii)	broadening the golden parachute prohibition to include any payments made upon a change of control or departure for any reason, and to include the next five most highly compensated employees after the Named Executive Officers within the prohibition.
     Although the law was signed into effect on February 17, 2009, much of the new statute’s application was dependent upon regulations issued by the Treasury in the form of an interim final rule on June 15, 2009 (the “June 2009 IFR”).
     Review of Committee’s 2009 Executive Compensation Process
     The Committee’s process for determining the compensation of M. Terry Turner, the Company’s CEO, and the Company’s four other continuing executive officers other than Mr. White who was not employed by the Company when the Committee was making its 2009 compensation decisions, involved several steps and included such items as the establishment of an appropriate basis for benchmarking; benchmarking bank performance relative to peers on key measures including those that are highly correlated to share price performance; making qualitative and quantitative judgments regarding the “market equity” of the executive officers versus benchmark ranges; profiling targeted compensation and developing a change plan to implement the results of the process, if necessary. Since 2005, the Committee has engaged Mercer to assist in the process and review executive officer compensation.
     In order to establish the executive officers’ (other than Mr. White’s) compensation in 2009, the Company used a peer group established by Mercer as the basis for determining executive compensation. The Committee believes that Mercer produced relevant and reliable information in order to assess the competitive landscape for bank executives with comparable job scope. The 2009 Mercer study was presented to the Committee in November 2008.
     For 2009 executive compensation, the Committee determined, based on discussions with Mercer, that compensation for a select peer group of banking organizations with assets of $2.2 billion to $9.0 billion was an appropriate benchmark for the Company. The peer group was comprised of the following 20 organizations:

Prosperity Bancshares, Inc.	Houston, TX
CVB Financial Corp.	Ontario, CA
Boston Private Financial Holdings	Boston, MA
Amcore Financial, Inc.	Rockford, IL
Western Alliance Bancorp	Las Vegas, NV
1st Source Corporation	South Bend, IN
PrivateBancorp, Inc.	Chicago, IL
Sterling Bancshares	Houston, TX
Texas Capital Bancshares	Dallas, TX
First State Bancorporation	Albuquerque, NM
Taylor Capital Group, Inc.	Rosemont, IL
Midwest Banc Holdings, Inc.	Melrose Park, IL
Green Bankshares, Inc.	Greeneville, TN
Bank of the Ozarks, Inc.	Little Rock, AR
Cobiz Financial Inc.	Denver, CO
Seacoast Banking Corporation	Stuart, FL
Southwest Bancorp, Inc.	Stillwater, OK
Virginia Commerce Bancorp, Inc.	Arlington, VA
Umpqua Holdings Corp.	Portland, OR
First Midwest Bancorp, Inc.	Itasca, IL

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     Mercer provided the Committee with comparisons of the Company’s results to the peer group’s results for year-to-date 2008 and the three years prior to 2008, for the following measurements:
Fully diluted EPS growth
Return on average equity
Revenue per share growth
Net charge-off ratios
Total shareholder return
Book value per share growth
Net income growth
Return on average assets
Asset growth
Nonperforming asset ratios
Market value to book value ratio
     Mercer noted that the Company’s performance for the above measures on an unweighted basis resulted in the Company performing at the 79th percentile for the one-year performance period and the 83th percentile over the three-year performance period thru the date of the November 2008 study. The Company performed in the top quartile for the profitability, growth and total shareholder return measurements. In its November 2008 study, Mercer also noted that the Company’s 2008 total executive compensation approximated the 75th percentile of the peer group and that base salary compensation approximated the 60th percentile.
     In developing its peer comparisons, Mercer compared the Company’s executive officers’ compensation to those of comparable associates in firms within the peer group. Mercer also utilized data covering a broader group of financial services companies from its own surveys as well as Watson Wyatt’s Survey Report on Top Management Compensation. The following details how the Company’s positions were matched to those of the peer group and the compensation survey data:

Named Executive		Proxy	Market
Officer	Position	Data Match	Survey Match

M. Terry Turner	President and CEO	CEO	President and CEO
Robert McCabe, Jr.	Chairman	2nd highest paid executive	Non CEO Chairman
Hugh M. Queener	Chief Admin. Officer	3rd highest paid executive	Chief Admin. Officer (*)
Harold R. Carpenter	Chief Financial Officer	CFO	CFO
Charles B. McMahan	Chief Credit Officer	5th highest paid executive	Blend of top lending
and credit executive (*)

(*)	A 10% premium was included in the compensation of the CAO and Chief Credit Officer based on job responsibilities.
     Mercer provided several recommendations and observations to the Committee including:
-	Base salaries for the Company’s executive officers, in the aggregate, approximated the 60th percentile, while the executive officers’ target total compensation and target total direct compensation approximated the 75th percentile of peers. Mercer indicated that surveys forecasted market median salary increases of 3.8%, but that actual increases were likely to be lower given the changing environment.

-	The Company’s historic business performance and executive compensation were aligned relative to peers.

-	To ensure targeting pay at the 75th percentile does not result in pay outpacing performance in future years, the Company must continue to set aggressive performance goals.

-	The Company’s targeted compensation levels should also be reviewed in the context of the CPP.
     In addition to the Mercer study, the Committee considered other relevant matters such as competitor efforts to hire Company executives, the degree of difficulty in attaining the annual and long-range performance targets, affordability, recent economic conditions, a review of the Company’s incentive plans by the Company’s Senior Risk Officer, the then existing regulations governing executive compensation of CPP participants, and other matters the Committee deemed important. The Chief Executive Officer provided input

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on these matters to the Committee and suggested certain changes in Mercer’s recommendations to align compensation at the 75th percentile for total compensation (consistent with historic Company performance) and to reduce the risk associated with performance leverage. In establishing the executive officers’ (other than Mr. White) compensation for 2009, the Committee noted that based on comparisons to peer financial institutions the executives had led the Company to outstanding levels of performance in soundness, profitability, and growth on both an annual and long-term basis, and that shareholders had directly benefited from their leadership.
     Target Compensation for the Named Executive Officers for 2009 –As a result, the Committee in January 2009 established benchmarks for 2009 compensation of the Company’s executive officers (other than Mr. White). The Committee reviewed Mercer’s and the Chief Executive Officer’s base salary and total compensation recommendations for executive officer compensation for 2009 and determined to increase base salaries of executive officers by approximately 7.5%, and to establish total target compensation at the 75th percentile of the peer group. The base salary levels were above those recommended by Mercer but below the levels recommended by the CEO, while the total compensation levels were consistent with those recommended by the CEO and slightly above, but consistent with, the 75th percentile of the market data provided by Mercer. The Committee noted that due to Mr. McCabe’s significant role and responsibilities, his compensation should remain at approximately 95% of Mr. Turner’s compensation. Cash incentive target awards were consistent with those for 2008 and consistent with Mercer’s recommendation to better correlate total cash compensation with the Company’s significant historical EPS growth. Equity compensation was calculated based on the difference between total targeted compensation and targeted cash compensation.
     The following is a summary of the significant elements of executive officer compensation for 2009 and 2008:

			Cash Incentive
			Target Award
Named Executive	Base Salary		as a % of Base	Equity Compensation		Total Target Compensation
Officer	2009	2008	Salary (*)	2009	2008	2009	2008

M. Terry Turner	$691,000	$643,000	100%	$485,000	$440,000	$1,867,000	$1,726,000
Robert McCabe, Jr.	656,000	610,000	100%	463,000	418,000	1,774,000	1,638,000
Hugh M. Queener	323,000	300,000	85%	258,000	300,000	855,000	855,000
Harold R. Carpenter	323,000	300,000	70%	212,000	250,000	760,000	760,000
Charles B. McMahan	215,000	200,000	70%	130,000	120,000	496,000	460,000

(*)	– Targeted cash incentive awards did not change between 2009 and 2008.
     For the above equity compensation awards, the Committee determined that 100% of the award should be in the form of restricted shares with 75% of the restricted share awards vesting over a ten-year period or ratably annually from the grant date to the executive’s 65th birthday, if shorter than ten years from grant. Included in the time-vested restricted share award was a requirement that the Company be profitable in the fiscal year prior to the applicable vesting date for the relevant portion of the award to vest. The remaining 25% of the restricted share awards were in the form of performance-based awards vesting in equal increments over the next three years provided that the Company achieves certain soundness and profitability targets for 2009, 2010, 2011, or alternatively, the three-year period ended December 31, 2011 described in more detail below.
     In establishing the components for the CEO’s 2009 compensation, the Committee believed that a significant portion of the compensation should be “at risk” and based on the achievement of soundness and performance targets. The Committee determined that if soundness and performance targets were met, then compensation would be enhanced for meeting those goals and objectives. If soundness and performance targets were not met, compensation would be negatively impacted. The Committee also determined that

Pinnacle Financial Partners, Inc.	Page 33

outstanding results as compared to peer financial institutions should provide for significantly enhanced compensation.
     The Committee concluded that approximately 63% of the CEO’s compensation for 2009 was considered at risk with approximately 37% in the form of base salary (consistent with his 2008 compensation). This mix of fixed versus “at-risk” compensation was considered appropriate by the Committee. Furthermore, the Committee concluded that approximately 59% of the CEO’s “at-risk” compensation for 2009 was in the form of cash incentives and 41% was in the form of equity compensation incentives. The Committee took into account that the Company performance (as compared to stock price performance) element of the equity compensation “at risk” was somewhat lessened by increasing the portion of restricted stock that was primarily time-vested (although still subject to a minimum profitability component) to 75%, as opposed to 2008, in which 50% of the restricted shares granted were time-vested. As to the other Named Executive Officers, Mr. McCabe’s compensation was also approximately 63% “at risk”, while Mr. Queener’s was 63% “at risk”; Mr. Carpenter’s was 58% “at risk” and Mr. McMahan’s was 52% “at risk”. The Committee concluded that such a mix of “at risk” compensation was consistent with the Mercer recommendations noted above and appropriate given each executive officer’s role and responsibilities.
     Additionally, although other banking organizations use additional forms of compensation, particularly pensions and deferred compensation, it is the view of the Committee and management that total compensation and wealth accumulation for the Company’s CEO and the other executive officers should be largely comprised of 1) direct cash compensation (salary and cash incentive) and 2) equity-based compensation – including performance based awards – consisting of stock options and restricted shares which reward achievement of the Company’s goals and objectives and the creation of long-term shareholder value.
     Mr. White became a senior credit officer of the Company on June 15, 2009 at which time his starting salary was determined based on his experience in the industry and compensation paid to other senior credit officers both within our Company and to our competitors. The Company also entered into a loan and bonus agreement with Mr. White in connection with his hiring, pursuant to which the Company awarded Mr. White a $50,000 bonus, which bonus Mr. White will be required to repay in one-third increments if his employment with the Company terminates prior to the third anniversary of his start date with the Company. In September of 2009, Mr. White assumed the role of Chief Credit Officer. Subsequently, in November of 2009, Mr. White was included in the various compensation studies conducted by Mercer with his compensation for 2010 ultimately determined by the Committee as noted below.
     Status of 2009 “At Risk” Compensation as of February 26, 2010. On January 15, 2010, the Committee determined that the Company did not meet its soundness threshold or its earnings per share targets for the 2009 Annual Cash Incentive Plan. The soundness threshold of the 2009 Annual Cash Incentive Plan required that criticized and classified assets be less than 45% of Total risk-based capital at December 31, 2009. At December 31, 2009, this ratio was more than the 45% threshold. The annual earnings per share target for 2009 which would have resulted in a 100% target payout was $1.53 per fully diluted share. For 2009, the Company’s reported a fully-diluted loss per share of $1.46 per share. Accordingly, the executive officers did not earn any cash incentive award for 2009 performance.
     As to equity compensation, on January 14, 2009, the Committee determined that 100% of the executive officer’s long-term equity compensation for 2009 should be in the form of restricted share awards. The Committee determined to grant 75% of these awards in the form of time-vested restricted share awards in order to reduce the performance leverage in total compensation to its executives. These shares vest in equal amounts over 10 years, with the exception of Mr. McCabe’s and Mr. McMahan’s awards which vest in equal amounts over 6 years and 2 years, respectively, which represents the period from grant until Mr. McCabe’s and Mr. McMahan’s 65th birthdays, respectively. The time-vested awards granted in 2009 did require the

Pinnacle Financial Partners, Inc.	Page 34

Company to be profitable in the fiscal year immediately preceding the vesting date in order for the applicable shares to vest.
     The remaining 25% of the restricted share awards granted were in the form of performance-based awards. On January 14, 2009, the Committee established the performance criteria for the first year of the performance-based restricted share award as substantially the same criteria as that in the 2009 Annual Cash Incentive Plan (criticized and classified assets of less than 45% of Total risk-based capital and an earnings target of $1.55 per fully-diluted share). In accordance with the January 14, 2009 approval, the vesting criteria for the second and third years of the performance period were set at the Committee’s meeting following the full Board’s approval of the 2009 strategic plan in October 2009. The performance targets for the 2010 and 2011 tranches were based upon soundness thresholds and earnings per share targets for fiscal years 2010 and 2011 adopted at the October meeting. The restrictions associated with the restricted shares awarded to the executive officers and other Leadership Team members in 2009 lapse in 33.3% increments upon the achievement of the performance targets (soundness and profitability) for each fiscal year in the three-year performance period or for the entire three-year period in the event the one year targets are not met but the targets established for the three-year period are met on a cumulative basis.
     The following represents a summary of the restricted share awards granted as of January 14, 2009 to Messrs. Turner, McCabe, Queener, Carpenter and McMahan:

Named Executive	Time-Vested Awards		Performance-Vested Awards		Total Equity Compensation
Officer	No. of Shares (*)	Value	No. of Shares (*)	Value	No. of Shares (*)	Value

M. Terry Turner	18,089	$364,000	6,030	$121,000	24,119	$485,000
Robert McCabe, Jr.	17,265	347,000	5,756	116,000	23,021	463,000
Hugh M. Queener	9,645	194,000	3,216	64,000	12,861	258,000
Harold R. Carpenter	7,905	159,000	2,635	53,000	10,540	212,000
Charles B. McMahan	4,854	98,000	1,617	32,000	6,471	130,000

(*)	– No. of Shares was calculated as of January 20, 2009 (the award date) when the closing market price of the Company’s common stock was $20.09 per share. On February 26, 2010, the closing market price of the Company’s Common Stock was $15.11 per share.
     Since the Company was not profitable in 2009, 10% of the time vested awards granted in January 2009 to Messrs. Turner, Queener and Carpenter, 16.6% of those granted to Mr. McCabe and 50% of those granted to Mr. McMahan were forfeited upon the first anniversary of their grant. As a result, and in accordance with the 2004 Plan provisions, 8,870 shares related to the above issuance to the executive officers have been returned to the 2004 Plan and are available for future issuance to the Company’s associates and directors. Additionally, similar time vested awards were issued to the other members of the Company’s Leadership Team. Accordingly, since the Company was not profitable in 2009, 3,805 shares related to restricted shares issued to the other members of the Company’s Leadership Team have also been returned to the 2004 Plan and are available for future issuance to the Company’s associates and directors.
     The following is a discussion of the status of the 2009 performance (i.e., soundness threshold and fully diluted earnings per share) targets for restricted share awards issued over the last three years:
▪	2009 Award - The soundness threshold of less than 45% criticized and classified assets in relation to Total risk-based capital was not achieved, nor was the 2009 threshold earnings target of $1.55 per fully diluted share. Accordingly, the restrictions associated with the 2009 traunche of the 2009 award have not lapsed.

▪	2008 Award - The soundness threshold of less than 25% criticized and classified assets in relation to Tier 1 capital was not achieved, nor was the 2009 threshold earnings target of $1.89

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per fully diluted share, excluding merger related expenses. Accordingly, the restrictions associated with the 2009 traunche of the 2008 award have not lapsed.

▪	2007 Award - The soundness threshold of less than 25% criticized and classified assets in relation to Tier 1 capital was not achieved, nor was the 2009 threshold earnings target associated with the 2007 award of $2.10 per fully diluted share. Accordingly, the restrictions associated with the 2009 traunche of the 2007 award have not lapsed. The Committee determined that the Company’s three-year cumulative threshold target for the three-year period ended December 31, 2009 was not met. The 2008 and 2007 traunches of the 2007 award did not meet their single year or cumulative profitability targets. Since none of the performance targets for the 2007 award have been met, the executive officers have forfeited these performance-based shares and, in accordance with the 2004 Plan provisions, 12,650 shares have been returned to the 2004 Plan and are available for future issuance to the Company’s associates and directors. Additionally, similar performance based awards were issued to the other members of the Company’s Leadership Team. Accordingly, since the Company did not achieve its performance targets for the 2007 issuance, 11,744 shares related to restricted shares issued to the other members of the Company’s Leadership Team have also been returned to the 2004 Plan and are available for future issuance to the Company’s associates and directors.
     Summary of 2009 performance related compensation. The result of the Company’s 2009 performance resulted in total compensation for the executive officers that was substantially less than the total target compensation approved by the Committee in January, 2009 and in previous years. The executives did not receive any of their targeted cash incentive award pursuant to the 2009 Annual Cash Incentive Plan, the profitability restriction associated with the 2009 time-vested award resulted in the forfeiture of a pro rata percentage of those shares, and the restrictions associated with the 2009 traunches of the performance-based restricted shares awards awarded during the past three years did not lapse due to the Company not meeting the required performance targets.
     2010 Compensation Update
     Employment Agreements
     The employment agreements that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter are described in more detail on page 49 of this proxy statement. These agreements automatically renew each year on January 1 unless the Committee or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later. Upon the adoption of the ARRA, the Company was prohibited from making certain of the severance payments otherwise required to be made under the employment agreements upon termination of the employment of the executive, including termination after a change in control, during the TARP Period. The Company was not prohibited from making such payments if they are required by the death or disability of the executive. In November 2009, the Committee requested, and subsequently received, waivers from Messrs. Turner, McCabe, Queener and Carpenter of the provisions of these agreements which the Company was prohibited from performing during the TARP Period, thereby significantly limiting the benefits available to these executive officers pursuant to these employment agreements. Messrs. Turner, McCabe, Queener and Carpenter received no additional compensation or other benefit as a result of executing these waivers. These waivers automatically terminate once the Company is no longer a participant in the CPP.
     In considering the multiples of base salary and bonus that a terminated executive officer would be entitled to receive following his or her termination, either before or after a change of control, the Committee considered the need to be able to competitively recruit and retain talented executive officers who often times seek protection against the possibility that they might be terminated without cause or be forced to resign without cause, particularly following a change of control. When considering the multiples, the Committee

Pinnacle Financial Partners, Inc.	Page 36

also sought to provide benefits at a level that it believed would provide appropriate compensation for the executive officer in the event of consummating a transaction that, although possibly detrimental to the individual’s employment prospects with the resulting company, would be beneficial to the Company’s shareholders.
     The Committee believes that, once the waivers required by the Company’s participation in the CPP are no longer applicable, the protections afforded in the employment agreements are reasonable and are an important element in retaining the executive officers who are a party to such agreements.
     Federal Income Tax Deductibility Limitations
     The Committee has traditionally believed it appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code, and to seek to qualify the Company’s performance-based cash and equity-based compensation for exclusions from Section 162(m) so such compensation will qualify as a tax deductible expense. However, the regulations issued under Section 162(m) were amended on October 20, 2008 after the adoption of the EESA so as to impose additional restrictions on financial institution’s participating in the CPP. These regulations, which are applicable to institutions participating in the CPP, eliminated most of the exclusions from Section 162(m) and lowered the limit for deductibility to $500,000. The effect of the regulation was to limit the deductibility of the compensation previously deductible by the Company because it was either less than the $1,000,000 cap or was performance-based, and the Company’s Board of Directors took the loss of deductibility into account in determining to participate in the CPP. While the Committee continues to consider the impact of Section 162(m) limitations on the deductibility of its executive compensation above $500,000, the Committee believes the elimination of the exclusions may cause reduced consideration of the former criteria for such exclusion, particularly the exclusion for performance-based compensation, at least during the TARP Period.
     The previous discussion primarily addressed our compensation philosophies, processes and results for the fiscal year ended December 31, 2009. The Committee’s decisions concerning executive compensation for 2010 have been significantly impacted by the executive compensation limitations of the Treasury regulations issued in the June 2009 IFR because of the Company’s participation in the CPP. The Committee again utilized the services of Mercer in making its compensation decisions for 2010. Mercer used the same peer group as was used in 2009 in its analysis of executive compensation for 2010.
     With respect to salaries, the Committee increased Mr. White’s salary to $250,000 upon appointment as Chief Credit Officer, which the Committee considered was consistent with his responsibilities and market data. Mr. Queener and Carpenter received 3% salary increases, which was consistent with the salary increases of the other members of the Leadership Team. Messrs. Turner and McCabe did not receive a salary increase. Generally, salaries for the executive officers were believed to be between the 60th and 75% percentile of peer institutions, based on the Mercer data made available to the Committee.
     The June 2009 IFR prohibits the Company from making any bonus, incentive or retention payments during the TARP Period, including any cash payments under the 2010 Annual Cash Incentive Plan, to the top five most highly compensated employees of the Company in 2009, except for restricted stock that meets certain limitations and conditions. Since Messrs. Turner, McCabe, Queener and Carpenter were among the five most highly compensated employees in 2009, they are not eligible to participate in the 2010 Annual Cash Incentive Plan, unless and until the Company repurchases the Series A preferred stock. In accordance with the recommendation of the Chief Executive Officer, the Committee determined that Mr. White would be treated in the same fashion as the other four executive officers with respect to ineligibility for the 2010 Annual Cash Incentive Plan even though he was not one of the five most highly compensated employees in 2009.

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     As to cash incentives for 2010 for the other associates of the Company, the Committee determined that the 2010 Annual Cash Incentive Plan for all other associates that participate in the cash incentive plan would have a 50% of target payout if the Company met the 2010 earnings per share target in the budget approved by the Board and its 2010 soundness threshold. The 2010 soundness threshold was based on the percentage of 2010 year-end non-performing assets to total loans plus other real estate set forth in the budget approved by the Board. The Committee also determined that 25% of a participant’s total incentive award would be determined in reference to individual performance objectives determined by the Leadership Team with an emphasis on enhancing Company performance in a number of areas. The individual performance objectives would be documented in writing, quantitatively measured by an objective process, and would allow for partial awards in the event not fully achieved.
     The June 2009 IFR also significantly restricts the type and amount of equity compensation that can be awarded or granted to the five most highly compensated employees of the Company. Generally, with the exception of restricted stock that meets certain minimum conditions, no other forms of equity compensation may be utilized to incent the Company’s executive officers for so long as we are a participant in the CPP. For restricted share awards granted during the TARP Period, the minimum conditions include:
(i)	The restricted shares cannot vest earlier than two years from the date of grant;

(ii)	The restricted shares may not be transferred by the executive until repurchase by the Company of all or specified percentages of the Series A preferred stock issued to the Treasury; and

(iii)	The fair value of such restricted stock on the date of grant cannot exceed one third of the executive’s total compensation in the year granted.
     The Committee determined that Messrs. Turner, McCabe, Queener, Carpenter and White would be granted restricted shares in accordance with the minimum conditions noted above with a grant date fair value equal to 50% of their 2010 salary (i.e., one third of total compensation). Additionally, 75% of the restricted shares would have only the restrictions mandated by the June 2009 IFR, while 25% of the restricted shares, in addition to the restrictions mandated by the June 2009 IFR, would otherwise vest at the rate of one-third of the shares each year, subject to the achievement of performance conditions. The first year’s performance requirements would be the 2010 planned earnings per share target and nonperforming loan percentage threshold contained in the 2010 Annual Cash Incentive Plan. The second and third year performance requirements would be based on the same metrics for 2011 and 2012 with the specific targets being those ultimately adopted in the Company’s strategic plan which is expected to be adopted during 2010.
     The following table compares 2010 total compensation components to 2009 for the Company’s current executive officers:

			Cash Incentive Target
			Award as a % of
Named Executive	Base Salary		Base Salary		Equity Compensation		Total Target Compensation
Officer	2010	2009	2010	2009	2010	2009	2010	2009

M. Terry Turner	$691,000	$691,000	0%	100%	$346,000	$485,000	$1,037,000	$1,867,000
Robert A. McCabe, Jr.	656,000	656,000	0%	100%	328,000	463,000	984,000	1,774,000
Hugh M. Queener	332,000	323,000	0%	85%	166,000	258,000	498,000	855,000
Harold R. Carpenter	332,000	323,000	0%	70%	166,000	212,000	498,000	760,000
J. Harvey White	250,000	210,000	0%	40%	125,000	53,000	375,000	347,000
Human Resources and Compensation Committee Report
During the period after September 14, 2009, the Human Resources and Compensation Committee has at least every six months reviewed (i) with the Company’s Senior Risk Officer, the Company’s senior executive officer (i.e., “executive officers”) compensation plans to ensure that the senior executive officer compensation

Pinnacle Financial Partners, Inc.	Page 38

plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, (ii) with the Company’s Senior Risk Officer, the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company, and (iii) the Company’s employee compensation plans to eliminate any features of the these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.
As required under Treasury’s initial interim final rule related to the TARP executive compensation limitations issued in October 2008 (the “October 2008 IFR”), the Company’s Senior Risk Officer in January 2009 reviewed with the Committee, the Company’s executive incentive compensation plans to ensure that the Company’s executive officers were not encouraged to take unnecessary and excessive risks that could threaten the value of the Company. As required by the June 2009 IFR, the Committee engaged in December 2009, with the assistance of the Company’s Senior Risk Officer, in a broader review that included all of the Company’s compensation plans. This latter review included discussion, evaluation and review of the plans applicable to the Company’s senior executive officers to ensure that such plans do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; discussion, evaluation and review of all employee plans in light of the risks posed to the Company by such plans and how to limit such risks (including ensuring the plans do not encourage behavior focused on short-term results rather than long-term value creation); and discussion, evaluation and review of all employee plans to ensure the plans do not encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees.
In meeting with the Company’s Senior Risk Officer and other members of executive management, the Committee identified the Company’s senior executive officer compensation plans. For 2009, these plans were the 2009 Annual Cash Incentive Plan, the Company’s various equity incentive plans, including the 2004 Plan, the 2000 Stock Incentive Plan and the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan, and the various employment agreements to which the Company’s senior executive officers are a party. The Committee also reviewed the Company’s other non-senior executive officer compensation plans as described below.
The Committee’s review of the Company’s 2009 Annual Cash Incentive Plan concluded with a determination by the Committee that the plan did not encourage unnecessary and excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. The 2009 Annual Cash Incentive Plan contained a soundness threshold that conditions any incentive payments to any plan participants on criticized and classified assets not exceeding 45% of Total risk-based capital. The review concluded that the soundness threshold encouraged participants to consider whether particular actions could result in inappropriately higher risk. The review also noted that most of the Company’s associates (including all full-time salaried associates) were eligible to participate in the 2009 Annual Cash Incentive Plan, and this broad-based participation restricted the ability of any single associate to manipulate plan results, and encouraged teamwork and cooperation among associates. Furthermore, the plan limits the maximum amount of payout and that the payout derived from the Company’s earnings per share, which is subject to the Company’s internal financial controls and audit processes, also limited the risk to the Company. In connection with the review in December 2009, it was noted that the Company’s executive officers, except for Mr. White, were subject to the cash bonus prohibition of the June 2009 IFR for the TARP period, and thus not eligible to participate in the annual cash incentive plan expected to be established in 2010. The December 2009 review recommended consideration of certain changes, including an individual performance standard for plan participants that could incorporate specific individual performance metrics. The review also concluded that consideration be given to adopting a soundness threshold metric that was publicly reported and derived from the financial statements, which would allow for better peer comparisons. These recommendations were incorporated into the 2010 Annual Cash Incentive Plan approved by the Company on January 19, 2010.

Pinnacle Financial Partners, Inc.	Page 39

The review of the Company’s equity compensation plans concluded with a determination by the Committee that the plans did not encourage unnecessary or excessive risks that threatened the value of the Company or that encouraged the manipulation of the Company’s earnings to enhance the compensation of any of the Company’s employees. Beginning in 2008, the Company began to reduce the number of stock options issued to the Company’s associates, focusing more on restricted stock. The Company transitioned to using solely restricted stock for its executive officers and Leadership Team members in 2009. The change to using solely restricted shares was made, among other reasons because, restricted stock retains value even if stock prices are depressed, so that the equity awards continue to encourage employee retention, and incentives for employees to take unreasonable or inappropriate risks to keep stock prices above option prices is reduced. The vesting period for time-vested restricted shares for most associates is five years or ten years for executive officers (other than Mr. McMahan and Mr. McCabe as described above), which encourages focus on long term performance and shareholder value, as well as facilitating employee retention. Similarly, performance-based restricted shares vest over a three year period, after achievement of performance criteria, thereby aligning the interest of executive officers and other associates receiving such awards with long-term Company performance. The same risk reduction characteristics noted above with respect to the annual cash incentive plan for the soundness threshold and the earnings per share targets are also present in the performance-based restricted share awards which use similar metrics. Furthermore, the Company has established stock ownership guidelines for its five executive officers, which aligns an appropriate portion of their personal wealth with the long-term performance of the Company.
The Committee’s review of the Company’s employment agreements with each of Company’s executive officers and other associates who are parties to an employment agreement concluded with a determination by the Committee that these agreements did not encourage unnecessary or excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. The employment agreements do not provide for any guaranteed payments based on Company performance and the change in control provisions are designed to align the executive’s interests with those of the Company’s shareholders.
As an organization, the Company employs a varied compensation structure. The Company utilizes commission based compensation arrangements for mortgage, insurance and investment lines of business. The Company believes that there are adequate controls and clawback provisions embedded within the plans to mitigate the risk associated with such plans. Employees that are subject to these plans do not participate in the annual cash incentive program. In addition, the Company uses loan/bonus agreements on a case-by-case basis to attract and retain talent. The loan/bonus agreement is paid in advance to an employee and is earned over a pre-determined earn out period. In the event the employee leaves prior to earn out, the employee is obligated to repay the unearned portion to the Company. After its review of these various compensation arrangements, the Committee was able to conclude that none of these arrangements encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees.
The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Furthermore and as noted above, the Human Resources and Compensation Committee met with the Company’s Senior Risk Officer to ensure that the Company’s compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the Company.
Gregory L. Burns, Chairman
James C. Cope, Member
Harold Gordon Bone, Member

Pinnacle Financial Partners, Inc.	Page 40

Named Executive Officer Compensation
     The table below summarizes the compensation paid or accrued by the Company during the fiscal year ended December 31, 2009 for (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; (iii) the three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2009 and who were employed as executive officers at December 31, 2009; and (4) the Company’s former chief credit officer, who although employed by the Company at December 31, 2009, was not serving as an executive officer at that date (collectively, the “Named Executive Officers”). When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation. Each of the Named Executive Officers, other than Mr. White and Mr. McMahan, has entered into an employment agreement with the Company, the terms of which are described below.
     The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2007, 2008 and 2009. “Bonuses” for purposes of the table below consist of discretionary amounts not associated with an approved incentive plan, such as a relocation bonus.
     Based on the grant date fair value of equity awards granted to Named Executive Officers in fiscal year 2009 and fiscal year 2008 and the base salaries of the Named Executive Officers in both years, total aggregate compensation for the Named Executive Officers decreased by $891,000 or 19.4% between 2008 and 2009. This was primarily because the Named Executive Officers did not receive any cash incentive payment for 2009 compared to the Named Executive Officers receiving cash incentives for 2008 pursuant to the Company’s 2008 Annual Cash Incentive Plan plus special cash incentives in 2008 pursuant to the Company’s 2008 Special Cash Incentive Plan for the successful integration of Mid-America. For 2009, 2008 and 2007, respectively, “Salary” accounted for approximately 62.8%, 44.8%, and 70.9%, respectively, of the total compensation of the Named Executive Officers, “Non-equity incentive plan compensation” accounted for approximately 0%, 23.8%, and 0%, respectively, of the total compensation of the Named Executive Officers, stock and option awards accounted for approximately 34.5%, 29.2%, and 25.1%, respectively, of the total compensation and all other compensation accounted for approximately 2.6%, 2.2%, and 4.1%, respectively, in all three years of the total compensation of the Named Executive Officers.

Pinnacle Financial Partners, Inc.	Page 41

2009 SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal			Bonus ($)	Awards ($)	Awards ($)	Compensation	Compensation	Compensation
Position	Year	Salary ($)	(6)	(2)	(3)	($) (4)	Earnings ($)	($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

M. Terry Turner	2009	$691,225	$—	$484,551	$—	$—	$—	$24,999	$1,200,775
President and Chief	2008	$643,000	$—	$220,004	$241,887	$360,750	$—	$28,221	$1,493,862
Executive Officer	2007	$532,000	$—	$133,344	$252,381	$—	$—	$27,859	$945,584

Robert A. McCabe, Jr.	2009	$655,750	$—	$462,492	$—	$—	$—	$24,896	$1,143,138
Chairman of the Board	2008	$610,000	$—	$208,991	$229,789	$342,500	$—	$29,488	$1,420,768
	2007	$505,400	$—	$126,656	$239,769	$—	$—	$29,086	$900,911

Hugh M. Queener	2009	$322,500	$—	$258,377	$—	$—	$—	$23,933	$604,810
Chief Administrative	2008	$300,000	$—	$150,011	$164,923	$163,750	$—	$25,750	$804,434
Officer	2007	$280,000	$—	$66,656	$126,191	$—	$—	$25,454	$498,301

Harold R. Carpenter	2009	$322,500	$—	$211,749	$—	$—	$—	$10,733	$544,982
Chief Financial Officer	2008	$300,000	$—	$125,016	$137,437	$132,500	$—	$11,044	$705,997
	2007	$275,000	$—	$50,000	$94,968	$—	$—	$10,800	$430,448

Charles B. McMahan	2009	$215,000	$—	$130,002	$—	$—	$—	$8,111	$353,113
Chief Credit Officer(1)	2008	$200,000	$—	$60,013	$65,968	$95,000	$—	$8,075	$429,056
	2007	$186,000	$—	$18,656	$35,337	$—	$—	$8,377	$248,370

J. Harvey White	2009	$115,000	$50,000	$52,920	$—	$—	$—	$4,912	$222,832
Chief Credit Officer (1)

(1)	Mr. McMahan served as Chief Credit Officer, an executive officer position, until September 1, 2009, when Mr. White assumed the duties of Chief Credit Officer.

(2)	Stock Awards — Amounts in this column reflect the aggregate grant date fair value of restricted stock awards during 2009, 2008 and 2007, respectively, computed in accordance with FASB ASC Topic 718, and for the performance-based component of the awarded restricted shares, represent the grant date fair value of the maximum award possible. The minimum amount that may be earned by each Named Executive Officer related to the performance-based restricted shares included in the total is $0. For a discussion of the assumptions made in valuation of the restricted stock awards reported in this column please see footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010. For a more complete description of these restricted stock awards, including the breakdown of performance-based awards and time-based vesting awards, please see Compensation Discussion and Analysis.

(3)	Option Awards — Amounts in this column reflect the aggregate grant date fair value of stock option awards during 2009, 2008 and 2007, respectively, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in valuation of the stock option awards reported in this column please see footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010.

(4)	Non-Equity Incentive Plan Compensation — Reflects compensation attributable to the Company’s annual cash incentive plans in which all non-commissioned based associates participate and in 2008, the Company’s 2008 Special Cash Incentive Plan in which approximately 25 associates participated. As to the 2009 Annual Cash Incentive Plan, the Company did not meet the soundness or profitability goals, and even if these goals had been met, the Company was prohibited, under the terms of the EESA, from paying cash incentives to the Named Executive Officers. Actual and target payouts are expressed as a percentage of base salary.

Pinnacle Financial Partners, Inc.	Page 42

Payout of incentive compensation occurs upon achievement of certain soundness and performance thresholds as determined by the Human Resources and Compensation Committee. For the 2008 Annual Cash Incentive Plan, in January 2009, the Human Resources and Compensation Committee approved the payment of cash incentive awards under the Plan at a percentage that was generally higher than that otherwise payable under the terms of the plan. The Company did not meet the performance or soundness threshold during 2008, however, the Human Resources and Compensation Committee determined that it was in the best interests of the shareholders to award a 25% of target award to all participants in the 2008 Annual Cash Incentive Plan, including the Named Executive Officers. Additionally, in April 2008, certain officers, including the Named Executive Officers received a one-time special cash incentive payment following the integration of the Mid-American bank subsidiaries with the Bank. As to the 2007 Annual Cash Incentive Plan, and in accordance with the Named Executive Officer’s request, the Named Executive Officers did not receive any cash incentive payments under the 2007 Annual Cash Incentive Plan. For the 2007 Annual Cash Incentive Plan, the Human Resources and Compensation Committee approved the payment of cash incentive awards under the Plan at a percentage that was generally higher than that otherwise payable under the terms of the plan, except for the Named Executive Officers. Mr. White did not participate in the 2009 Annual Cash Incentive Plan and was not employed by the Company in 2008 or 2007.

	Turner	McCabe	Queener	Carpenter	McMahan
2009 Annual Cash Incentive Plan
2009 % Target	100%	100%	85%	70%	70%
2009 % Payment	0%	0%	0%	0%	0%
2009 Payment	$—	$—	$—	$—	$—

2008 Annual Cash Incentive Plan
2008 % Target	100%	100%	85%	70%	70%
2008 % Payment	25%	25%	21.25%	17.5%	17.5%
2008 Payment	$160,750	$152,500	$63,750	$52,500	$35,000
2008 Special Incentive Plan	$200,000	$190,000	$100,000	$80,000	$60,000

2007 Annual Cash Incentive Plan
2007 % Target	100%	100%	85%	70%	70%
2007 % Payment	0%	0%	0%	0%	0%
2007 Payment	$—	$—	$—	$—	$—

(5)	Other Compensation — The Company provides the Named Executive Officers with other forms of compensation. The following is a listing of various types of other compensation that the Company has not used in the past but may consider in the future to award its executives. We believe that including a listing of forms of compensation that we currently do not use is beneficial to investors as they compare our compensation elements to those of other organizations.

	Turner	McCabe	Queener	Carpenter	McMahan	White
Stock appreciation rights granted	None	None	None	None	None	None
Stock performance units granted	None	None	None	None	None	None
Supplemental retirement plans	NA	NA	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	NA	NA	NA	NA
Board fees	No	No	NA	NA	NA	NA

Pinnacle Financial Partners, Inc.	Page 43

Group benefit package — All Company associates, including the Named Executive Officers, participate in the Company’s group benefit package which includes customary medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc. The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than an enhanced long-term disability policy that provides incremental coverage over the group policy maximums. The following is a summary of the expense the Company incurred during 2009, 2008 and 2007 to provide a 401k plan match to our Named Executive Officers and the cost of the enhanced long term disability policy.

	Turner	McCabe	Queener	Carpenter	McMahan	White
2009
401k match	$9,800	$9,800	$9,800	$9,800	$7,490	$4,600
Long term disability policy	$1,999	$1,896	$933	$933	$621	$330

2008
401k match	$9,200	$9,200	$9,200	$9,200	$7,081	NA
Long term disability policy	$5,821	$7,088	$3,350	$1,844	$994	NA

2007
401k match	$9,000	$9,000	$9,000	$9,000	$7,383	NA
Long term disability policy	$5,659	$6,886	$3,254	$1,800	$994	NA

Paid time off — Each Named Executive Officer receives an allotment of 25 days for paid time off each year (excluding holidays). The Company does not provide sick leave for any associate, including the Named Executive Officers. Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.

Other Executive perquisites The Company provided the following perquisites to the Named Executive Officers in 2009, 2008 and 2007:

	Turner	McCabe	Queener	Carpenter	McMahan	White
Company provided vehicles	NA	NA	NA	NA	NA	NA
Automobile allowance	$13,200 / year	$13,200 / year	$13,200 / year	No	No	No
Parking allowances	No	No	No	No	No	No
Personal tax return fees paid	$650	$2,500	No	No	No	No
Health club membership	No	No	No	No	No	No
Country club membership	No	No	No	No	No	No
Corporate aircraft	NA	NA	NA	NA	NA	NA

(6)	Reflects a bonus payment that was made to Mr. White on June 15, 2009 pursuant to the terms of loan and bonus agreements described in Compensation Discussion and Analysis above.

Pinnacle Financial Partners, Inc.	Page 44

     The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers in 2009:
GRANTS OF PLAN-BASED AWARDS IN 2009

										(i)	(j)
										All Other	All Other
										Stock	Stock	(k)
		Estimated Possible Payouts Under			Estimated Future Payouts Under					Awards:	Awards:	Exercise or	(l)
		Non-Equity Incentive Plan			Equity Incentive Plan					Number of	Number of	Base Price of	Grant Date
(a)	(b)	Awards (1)			Awards					Shares of	Securities	Option	Fair Value of
Name and Principal	Grant	(c)	(d)	(e)	(f)	(g)		(h)		Stock or	Underlying	Awards	Stock and
Position	date	Threshold	Target	Maximum	Threshold	Target		Maximum		Units (#)	Options (#)	($/share)	Option Awards

M. Terry Turner President and Chief Executive Officer	1/20/09	—	—	—	—	—		—		—	—	—	N/A
	1/20/09	—	—	—	—	24,119	(2)	24,119	(2)	—	—	—	$484,551
	N/A	$0.00	$691,225	$864,031	—	—		—		—	—	—	N/A

Robert A. McCabe, Jr. Chairman of the Board	1/20/09	—	—	—	—	—		—		—	—	—	N/A
	1/20/09	—	—	—	—	23,021	(2)	23,021	(2)	—	—	—	$462,492
	N/A	$0.00	$655,750	$819,668	—	—		—		—	—	—	N/A

Hugh M. Queener Chief Admin. Officer	1/20/09	—	—	—	—	—		—		—	—	—	N/A
	1/20/09	—	—	—	—	12,861	(2)	12,861	(2)	—	—	—	$258,377
	N/A	$0.00	$274,125	$342,656	—	—		—		—	—	—	N/A

Harold R. Carpenter Chief Financial Officer	1/20/09	—	—	—	—	—		—		—	—	—	N/A
	1/20/09	—	—	—	—	10,540	(2)	10,540	(2)	—	—	—	$211,749
	N/A	$0.00	$225,750	$282,188	—	—		—		—	—	—	N/A

Charles B. McMahan Chief Credit Officer	1/20/09	—	—	—	—	—		—		—	—	—	N/A
	1/20/09	—	—	—	—	6,471	(2)	6,471	(2)	—	—	—	$130,002
	N/A	$0.00	$150,500	$188,125	—	—		—		—	—	—	N/A

J. Harvey White Chief Credit Officer	8/29/09	—	—	—	—	—		—		3,500	—	—	$52,920
					—	—		—		—	—	—	N/A

(1)	The amounts shown in column (c) reflect the minimum payment level under the Company’s 2009 Annual Cash Incentive Plan which is 0% of the target amount shown in column (d). The amount shown in column (e) is 125.4% of such target amount. When the Human Resources and Compensation Committee approved the 2009 Annual Cash Incentive Plan, the June 2009 IFR had not yet been issued and the ARRA had not yet been signed into law. As such, at the date of that plan’s approval, the Company’s Named Executive Officers, other than Mr. White who was not then employed by the Company, were expected to be participants in the plan. Subsequent to the approval of the plan, the ARRA was enacted and the June 2009 IFR was issued limiting the ability of the Company’s five most highly compensated employees in 2008 to participate in the 2009 Annual Cash Incentive Plan. These amounts are based on the individual’s current salary and position.

(2)	Reflects awards of restricted shares under the 2004 Equity Incentive Plan. The amounts shown in column (g) reflect the restricted share award targeted number of shares that can be earned over either a three-year performance-based vesting period or a time-based vesting period. This is also the maximum number of shares that can be earned by the Named Executive Officer over these periods thus it is the same number in column (h). All performance-based awards in column (g) and (h) could be forfeited should the Company not meet the performance and soundness targets for these awards. All time-based restricted share awards in column (g) and (h) could be forfeited should the Named Executive Officer not be employed on the annual vesting dates for these awards. The restrictions on the performance-based restricted shares (which represent 25% of the total shares awarded to each Named Executive Officer) lapse in 33.3% annual increments upon the achievement of certain soundness and earnings per share diluted thresholds for the fiscal years ending December 31, 2009, 2010 and 2011 or soundness and cumulative performance thresholds for the three year period ended December 31, 2011. The restrictions on the time-based restricted shares (which represent 75% of the total shares awarded to each Named Executive Officer) lapse in equal annual increments over the lesser of the time between January 2009 and the Named Executive Officer’s 65th birthday or 10 years but, in either case only if the Company is profitable in the fiscal year immediately preceding the vesting

Pinnacle Financial Partners, Inc.	Page 45

date. The Named Executive Officer is entitled to vote these restricted shares and receive any dividends payable with respect to the restricted shares, if any, prior to the lapsing of the forfeiture restrictions thereon. Based on the lack of achievement of the soundness and the earnings per diluted share thresholds for the fiscal year ended December 31, 2009, the restrictions on the performance-based portion of the 2009 award tied to 2009 performance did not lapse in January 2010. Additionally, in February 2010, the restrictions associated with 1,809, 2,878, 965, 791, and 2,427 time-based restricted share awards included in columns (g) and (h) above for Messrs. Turner, McCabe, Queener, Carpenter, and McMahan, respectively, granted in January 2009 did not lapse because the Company was not profitable in 2009.

(3)	Reflects restricted shares awarded to Mr. White, which vest 20% per year for five years.

Pinnacle Financial Partners, Inc.	Page 46

     The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009:
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

			Option Awards (1)					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

											Equity
									Equity		Incentive
			Equity					Market	Incentive		Plan Awards:
			Incentive					Value of	Plan Awards:		Market or
			Plan					Shares or	Number of		Payout Value
	Number of	Number of	Awards: Number of			Number of		Units of	Unearned		of Unearned
	Securities	Securities	Securities			Shares or		Stock	Shares, Units		Shares, Units
	Underlying	Underlying	Underlying			Units of		That	or Other		or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Have Not	Rights That		Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Have Not		Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)(2)	Vested (#)		Vested ($)(2)

M. Terry Turner	6,234	24,937	—	$21.51	1/18/2018	4,602	(3)	$65,440	33,500	(4)	$476,370
	9,365	14,047	—	$31.25	1/19/2017	—		—	—		—
	14,320	9,546	—	$27.11	3/17/2016	—		—	—		—
	17,689	4,422	—	$23.88	1/19/2015	—		—	—		—
	15,140	6,056	—	$14.78	4/26/2014	—		—	—		—
	25,000	8,000	—	$6.65	2/26/2013	—		—	—		—
	45,000	—	—	$4.96	2/1/2012	—		—	—		—
	15,000	—	—	$3.82	3/1/2011	—		—	—		—
	90,000	—	—	$5.00	12/19/2010	—		—	—		—

Robert A. McCabe, Jr.	5,922	23,690	—	$21.51	1/18/2018	4,164	(5)	$59,212	31,932	(6)	$454,073
	8,897	13,345	—	$31.25	1/19/2017	—		—	—		—
	13,604	9,069	—	$27.11	3/17/2016	—		—	—		—
	15,772	3,943	—	$23.88	1/19/2015	—		—	—		—
	13,500	—	—	$14.78	4/26/2014	—		—	—		—
	22,000	—	—	$6.65	2/26/2013	—		—	—		—
	45,000	—	—	$4.96	2/1/2012	—		—	—		—
	15,000	—	—	$3.82	3/1/2011	—		—	—		—
	26,112	—	—	$5.00	12/19/2010	—		—	—		—

Hugh M. Queener	4,251	17,002	—	$21.51	1/18/2018	3,139	(7)	$44,637	18,481	(8)	$262,800
	4,682	7,024	—	$31.25	1/19/2017	—		—	—		—
	7,160	4,773	—	$27.11	3/17/2016	—		—	—		—
	13,845	3,461	—	$23.88	1/19/2015	—		—	—		—
	11,850	—	—	$14.78	4/26/2014	—		—	—		—
	19,000	—	—	$6.65	2/26/2013	—		—	—		—
	27,000	—	—	$4.96	2/1/2012	—		—	—		—
	9,000	—	—	$3.82	3/1/2011	—		—	—		—
	60,000	—	—	$5.00	12/19/2010	—		—	—		—

Harold R. Carpenter	3,524	14,169	—	$21.51	1/18/2018	2,616	(9)	$37,200	15,046	(10)	$213,954
	3,512	5,268	—	$31.25	1/19/2017	—		—	—		—
	5,513	3,676	—	$27.11	3/17/2016	—		—	—		—
	4,320	1,080	—	$23.88	1/19/2015	—		—	—		—
	5,500	—	—	$12.37	1/12/2014	—		—	—		—
	12,000	—	—	$4.96	2/1/2012	—		—	—		—
	6,000	—	—	$3.82	3/1/2011	—		—	—		—
	4,000	—	—	$5.00	12/19/2010	—		—	—		—

Charles B. McMahan	1,700	6,801	—	$21.51	1/18/2018	930	(11)	$13,225	8,463	(12)	$120,344
	1,311	1,967	—	$31.25	1/19/2017	—		—	—		—
	5,012	3,341	—	$27.11	3/17/2016	—		—	—		—
	6,400	1,600	—	$23.88	1/19/2015	—		—	—		—
	6,150	—	—	$12.37	1/12/2014	—		—	—		—
	5,000	—	—	$6.46	12/31/2012	—		—	—		—

J. Harvey White	—	—	—	—	—	3,500	(13)	$49,770	—		—

(1)	All option awards vest in 20% increments annually over the 10-year option term.

Pinnacle Financial Partners, Inc.	Page 47

(2)	Market value is determined by multiplying the closing market price of the Company’s common stock on December 31, 2009 by the number of shares.

(3)	Reflects shares of time-based vesting restricted stock that were awarded on January 18, 2008, vest pro rata over ten years and were unvested at December 31, 2009.

(4)	Reflects 4,267, 5,114, and 6,029 shares of performance-based restricted stock that were awarded on January 19, 2007, January 18, 2008 and January 20, 2009, respectively, which vest 33.3% per year on the anniversary of the grant date if the Company achieves certain annual earnings per diluted share and soundness targets. If the annual earnings per diluted share and soundness targets are not achieved for any year within the three-year performance period, the award may still vest if the Company achieves soundness targets and a cumulative earnings per diluted share target for the three years covered by each award. Also reflects 18,090 shares of restricted stock awarded on January 20, 2009 that vest pro rata over ten years so long as the Company was profitable for the fiscal year immediately preceding the vesting date.

(5)	Reflects shares of time-based vesting restricted stock that were awarded on January 18, 2008, vest pro rata over seven years and were unvested at December 31, 2009.

(6)	Reflects 4,053, 4,858, and 5,755 shares of performance-based restricted stock that were awarded on January 19, 2007, January 18, 2008 and January 20, 2009, respectively, which vest 33.3% per year on the anniversary of the grant date if the Company achieves certain annual earnings per diluted share and soundness targets. If the annual earnings per diluted share and soundness targets are not achieved for any year within the three-year performance period, the award may still vest if the Company achieves soundness targets and a cumulative earnings per diluted share target for the three years covered by each award. Also reflects 17,266 shares of restricted stock awarded on January 20, 2009 that vest pro rata over six years so long as the Company was profitable for the fiscal year immediately preceding the vesting date.

(7)	Reflects shares of time-based vesting restricted stock that were awarded on January 18, 2008, vest pro rata over ten years and were unvested at December 31, 2009.

(8)	Reflects 2,133, 3,487, and 3,215 shares of performance-based restricted stock that were awarded on January 19, 2007, January 18, 2008 and January 20, 2009, respectively, which vest 33.3% per year on the anniversary of the grant date if the Company achieves certain annual earnings per diluted share and soundness targets. If the annual earnings per diluted share and soundness targets are not achieved for any year within the three-year performance period, the award may still vest if the Company achieves soundness targets and a cumulative earnings per diluted share target for the three years covered by each award. Also reflects 9,646 shares of restricted stock awarded on January 20, 2009 that vest pro rata over ten years so long as the Company was profitable for the fiscal year immediately preceding the vesting date.

(9)	Reflects shares of time-based vesting restricted stock that were awarded on January 18, 2008, vest pro rata over ten years and were unvested at December 31, 2009.

(10)	Reflects 1,600, 2,906, and 2,635 shares of performance-based restricted stock that were awarded on January 19, 2007, January 18, 2008 and January 20, 2009, respectively, which vest 33.3% per year on the anniversary of the grant date if the Company achieves certain annual earnings per diluted share and soundness targets. If the annual earnings per diluted share and soundness targets are not achieved for any year within the three-year performance period, the award may still vest if the Company achieves soundness targets and a cumulative earnings per diluted share target for the three years covered by each award. Also reflects 7,905 shares of restricted stock awarded on January 20, 2009 that vest pro rata over ten years so long as the Company was profitable for the fiscal year immediately preceding the vesting date.

(11)	Reflects shares of time-based vesting restricted stock that were awarded on January 18, 2008, vest pro rata over three years and were unvested at December 31, 2009.

(12)	Reflects 597, 1,395, and 1,617 shares of performance-based restricted stock that were awarded on January 19, 2007, January 18, 2008 and January 20, 2009, respectively, which vest 33.3% per year on the anniversary of the grant date if the Company achieves certain annual earnings per diluted share and soundness targets. If the annual earnings per diluted share and soundness targets are not achieved for any year within the three-year performance period, the award may still vest if the Company achieves soundness targets and a cumulative earnings per diluted share target for the three years covered by each award. Also reflects 4,854 shares of restricted stock awarded on January 20, 2009 that vest pro rata over two years so long as the Company was profitable for the fiscal year immediately preceding the vesting date.

(13)	Reflects shares of time-based vesting restricted stock that were awarded on August 29, 2009, vest pro rata over five years and were unvested at December 31, 2009.

Pinnacle Financial Partners, Inc.	Page 48

     The following table details the number of options exercised during 2009, the value realized from those exercises as of the date of exercise, the number of restricted shares that vested during 2009 and the value realized on those shares as of the vesting date for the Named Executive Officers:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares		Number of Shares
	Acquired On	Value Realized on	Acquired On Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

M. Terry Turner	—	—	511	$11,334

Robert A. McCabe, Jr.	18,000	$186,840	694	$15,393

Hugh M. Queener	—	—	349	$7,741

Harold R. Carpenter	—	—	291	$6,555

Charles B. McMahan	—	—	465	$10,314

Joseph H. White	—	—	—	$—
Employment Agreements — Prior to Capital Purchase Program
     The employment agreements that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter are described in more detail below. Upon the adoption of the ARRA, the Company was prohibited from making certain of the severance payments otherwise required to be made under the employment agreements upon termination of the employment of the executive, including termination after a change in control, during the TARP Period. The Company was not prohibited from making such payments if they are required by the death or disability of the executive. In November 2009, the Committee requested, and subsequently received, waivers from Messrs. Turner, McCabe, Queener and Carpenter of the provisions of these agreements which the Company was prohibited from performing during the TARP Period, thereby significantly limiting the benefits available to these executive officers pursuant to these employment agreements. Messrs. Turner, McCabe, Queener and Carpenter received no additional compensation or other benefit as a result of executing these waivers. These waivers automatically terminate once the Company is no longer a participant in the CPP.
     The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on August 1, 2000. This agreement was amended on January 1, 2008. This amendment eliminated the automatic three year renewable clause in the agreement as well as incorporated the impact of IRS Code Section 409A into the agreement. There were no other significant changes to the terms and conditions of the original agreement as a result of the amendment. The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.
     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., Chairman of the Board on August 1, 2000. This agreement was amended on January 1, 2008. This amendment eliminated the automatic three year renewable clause in the agreement as well as incorporated the impact of Section 409A of the Code into the agreement. There were no other changes to the terms and conditions of the original

Pinnacle Financial Partners, Inc.	Page 49

agreement as a result of the amendment. The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.
     The Company entered into a three-year employment contract with Hugh M. Queener, Chief Administrative Officer, on December 4, 2000. This agreement was amended on January 1, 2008. This amendment eliminated the automatic three year renewable clause in the agreement as well as incorporated the impact of Section 409A of the Code into the agreement. There were no other changes to the terms and conditions of the original agreement as a result of the amendment. The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.
     The Company entered into a three-year employment contract with Harold R. Carpenter, Chief Financial Officer, on March 14, 2006. This agreement was amended on January 1, 2008. This amendment eliminated the automatic three year renewable clause in the agreement as well as incorporated the impact of Section 409A of the Code into the agreement. There were no other changes to the terms and conditions of the original agreement as a result of the amendment. The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.
     The employment agreements described above for Messrs. Turner, McCabe, Queener and Carpenter require the Company to make certain severance payments to the executives in the event that the Company terminates the employment of the executive without “cause” or the executive terminates his employment for “cause”. The employment agreements also require the Company to make certain payments to the executives in the event that the executive becomes disabled. Under the terms of the employment agreements, if the Company terminates the executive without cause, it must pay the executive severance equal to three year’s base salary. If the executive terminates his employment with the Company for cause, the Company must pay the executive a maximum of up to twelve months of base salary.
     The employment agreements also contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a lump sum severance payment equal to three times the executive’s then current salary and target bonus, plus certain retirement benefits plus tax payments. Generally, this “change of control” provision is typically referred to as a “double trigger” such that (a) a change of control has to occur as defined in the employment agreements and (b) the executive has to terminate his employment for “cause”, again as defined in the employment agreement, as follows:
(a)	A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

(b)	Termination for “cause” generally means that immediately following the change of control, the executive no longer reports to the same supervisor he reported to prior to the change of control, a change in supervisory authority has occurred such that the associates that reported to the executive prior to the change of control no longer report to the executive, a material modification in the executive’s job title or scope of responsibility has occurred, a change in

Pinnacle Financial Partners, Inc.	Page 50

office location of more than 25 miles from the executive’s current office location or a material change in salary, bonus opportunity or other benefit has occurred.
     Also and in the event of a change of control, the executive will receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive. The executive is also entitled to receive assistance from a qualified accounting firm of his choice not to exceed $2,500 per year for three years.
     Furthermore, in the event of a change of control, any unvested restricted share awards, pursuant to the restricted share agreements with the executives noted above, would immediately vest. All unvested stock option grants would only vest pursuant to a change of control with the approval of the Human Resources and Compensation Committee.
Employment Agreements—Under the Capital Purchase Program
     Following the adoption of the ARRA, and as clarified in the June 2009 IFR, the Company is prohibited from making “golden parachute payments” during the TARP Period to any of the Company’s senior executive officers and any of the five next most highly compensated employees of the Company. Golden parachute payments are defined under the June 2009 IFR to include any payment for an employee’s departure from a company for any reason or any payment due to a change in control of a company, except payments for services performed or benefits accrued. Because the payments due to the executives under the employment agreements that are triggered by the Company’s terminating the executive without cause or by the executive terminating his employment for cause (either before or within twelve months following a change in control) would constitute “golden parachute payments” under the June 2009 IFR, the Company is prohibited from making those payments to the executives. The Company would not be prohibited from making such payments to the executives if they are required by the death or disability of the executive.
     In November 2009, the Human Resources and Compensation Committee requested, and subsequently received, waivers from Messrs. Turner, McCabe, Queener and Carpenter of the provisions of their respective employment agreements which the Company was prohibited from performing during the TARP Period, thereby significantly limiting the benefits available to these executives pursuant to these employment agreements. Messrs. Turner, McCabe, Queener and Carpenter received no additional compensation or other benefit as a result of executing these waivers. Because a “golden parachute payment” under the June 2009 IFR includes the acceleration of vesting of an equity award due to the departure of an employee or change in control, the waivers executed by the executives prohibit the acceleration of any equity awards held by the executives upon a departure or change in control. These waivers automatically terminate once the Company is no longer a participant in the CPP.
     The following is a tabular presentation of the amounts that would be owed the Named Executive Officers pursuant to the various events detailed above assuming the event occurred on December 31, 2009 and that at that date the Company did not have an outstanding obligation to the U.S. Treasury under the CPP and that accordingly the waivers executed by Messrs. Turner, McCabe, Queener and Carpenter were not then in effect:

Pinnacle Financial Partners, Inc.	Page 51

						Pinnacle
					Pinnacle	terminates
					terminates	Employee without
					employee for	cause or
					cause or	Employee
					Employee	terminates for
			Pinnacle	Employee	Terminates	cause, in each
			terminates	terminates	employment	case within twelve
	Employee	Employee	employment	employment for	without cause or	months of a
	disability (4)	death (4)	without cause	cause	Employee retires	change of control

M. Terry Turner
2009 base salary	$691,225	$—	$691,225	$691,225	$—	$691,225
2009 targeted cash incentive payment	—	—	—	—	—	691,225

Total	691,225	—	691,225	691,225	—	1,382,450
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	345,613	—	2,073,675	691,225	—	4,147,350

Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	32,670
Value of unearned restricted shares that immediately vest	572,350	572,350	—	—	—	572,350

Payment for excise tax and gross up (2)	—	—	—	—	—	1,456,755

	$917,963	$572,350	$2,083,275	$693,625	$—	$6,245,425

Robert A. McCabe, Jr.
2009 base salary	$655,750	$—	$655,750	$655,750	$—	$655,750
2009 targeted cash incentive payment	—	—	—	—	—	655,750

Total	655,750	—	655,750	655,750	—	1,311,500
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	327,875	—	1,967,250	655,750	—	3,934,500

Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	31,036
Value of unearned restricted shares that immediately vest	541,353	541,353	—	—	—	541,353

Payment for excise tax and gross up (2)	—	—	—	—	—	1,380,064

	$869,228	$541,353	$1,976,850	$658,150	$—	$5,923,253

Hugh M. Queener
2009 base salary	$322,500	$—	$322,500	$322,500	$—	$322,500

2009 targeted cash incentive payment	—	—	—	—	—	274,125

Total	322,500	—	322,500	322,500	—	596,625
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	161,250	—	967,500	322,500	—	1,789,875

Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	21,478
Value of unearned restricted shares that immediately vest	325,134	325,134	—	—	—	325,134
Payment for excise tax and gross up (2)	—	—	—	—	—	634,293

	$486,384	$325,134	$977,100	$324,900	$—	$2,807,079

Harold R. Carpenter
2009 base salary	$322,500	$—	$322,500	$322,500	$—	$322,500

2009 targeted cash incentive payment	—	—	—	—	—	225,750

Total	322,500	—	322,500	322,500	—	548,500
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	161,250	—	967,500	322,500	—	1,644,750

Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	17,730
Value of unearned restricted shares that immediately vest	263,401	263,401	—	—	—	263,401
Payment for excise tax and gross up (2)	—	—	—	—	—	582,541

	$424,651	$263,401	$977,100	$324,900	$—	2,544,723

Pinnacle Financial Partners, Inc.	Page 52

Pinnacle
					Pinnacle	terminates
					terminates	Employee without
					employee for	cause or
					cause or	Employee
					Employee	terminates for
			Pinnacle	Employee	Terminates	cause, in each
			terminates	terminates	employment	case within twelve
	Employee	Employee	employment	employment for	without cause or	months of a
	disability (4)	death (4)	without cause	cause	Employee retires	change of control

Charles B. McMahan (3)
2009 base salary	$—	$—	$—	$—	$—	$—
2009 targeted cash incentive payment	—	—	—	—	—	—

Total	—	—	—	—	—	—
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	—	—	—	—	—	—

Health insurance — $800 per month	—	—	—	—	—	—

Tax assistance	—	—	—	—	—	—
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	8,626
Value of unearned restricted shares that immediately vest	144,468	144,468	—	—	—	144,468
Payment for excise tax and gross up (2)	—	—	—	—	—	—

	$144,468	$144,468	$—	$—	$—	$153,093

Joseph Harvey White (3)
2009 base salary	$—	$—	$—	$—	$—	$—
2009 targeted cash incentive payment	—	—	—	—	—	—

Total	—	—	—	—	—	—
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	—	—	—	—	—	—

Health insurance — $800 per month	—	—	—	—	—	—

Tax assistance	—	—	—	—	—	—
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	—
Value of unearned restricted shares that immediately vest	49,770	49,770	—	—	—	49,770
Payment for excise tax and gross up (2)	—	—	—	—	—	—

	$49,770	$49,770	$—	$—	$—	$49,770

(1)	Vesting of stock option awards pursuant to a change of control may only occur upon the consent of the Human Resources and Compensation Committee.

(2)	In determining the anticipated payment due the executive for excise tax and gross up pursuant to a termination by the Company of the employee without cause or a termination by the employee for cause in each case, within twelve months following a change in control, the Company has included in the calculation the anticipated value of the immediate vesting of previously unvested restricted share awards and stock option grants in addition to the cash payments and healthcare benefits noted above. As a result, the Company has computed the 20% excise tax obligation owed by Messrs. Turner, McCabe, Queener and Carpenter in the event of a change of control to be $1,457,000, $1,380,000, $634,000 and $583,000, respectively. As a result, the Company has assumed a personal income tax rate of 45% for each executive and has included the additional gross up amount in the table above. The Company has not anticipated such excise tax or gross up payments for other terminating events as payments for such matters would be extended over a period of time such that the executive’s compensation would likely not be subject to section 280(G) of the Code.

(3)	Mr. McMahan and Mr. White do not have an employment agreement with the Company.

(4)	The above amounts do not include benefits owed the Named Executive Officers or their estates pursuant to the Company’s broad based group disability insurance policies or group life insurance policy. These benefits would be paid pursuant to these group polices which are provided to all employees of the Company. Additionally, and also not included in the above amounts, the Named Executive Officers and certain other Leadership Team members also participate in a supplemental group disability policy which provides incremental coverage (i.e., “gap coverage”) for these individuals over the broad-based group disability coverage maximums.
     Ownership Guidelines
     The Committee also requires the CEO and all other Named Executive Officers to maintain a meaningful personal ownership in the Company in the form of Common Stock. Periodically, the Committee may establish minimum Common Stock beneficial ownership levels for the CEO and the other Named Executive Officers. In 2006, the Committee established Common Stock beneficial ownership levels for the CEO and the Chairman of the Board of 50,000 shares of Company Common Stock. Additionally, the Committee established stock beneficial ownership levels of 25,000 shares for the Chief Administrative Officer and 10,000 shares for both the Chief Financial Officer and the Chief Credit Officer. All Named Executive Officers currently exceed the applicable minimum level of beneficial ownership.

Pinnacle Financial Partners, Inc.	Page 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table lists, as of February 26, 2010, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on shares outstanding as of February 26, 2010.

	Number of Shares Beneficially Owned
		Aggregate Stock
		Option Grants and
		Warrants
	Common Shares	Exercisable within 60
	Beneficially	days of Record Date		Percent of All
Name	Owned	of February 26, 2010	Total	Shares Owned

Board of Directors (1):
Sue G. Atkinson	43,494	—	43,494	0.13%
H. Gordon Bone	68,322	1,862	70,184	0.21%
Gregory L. Burns	9,238	—	9,238	0.03%
Colleen Conway-Welch	22,294	10,000	32,294	0.10%
James C. Cope (2)	82,453	—	82,453	0.25%
William H. Huddleston, IV	68,092	—	68,092	0.20%
Clay T. Jackson (2)	190,861	25,000	215,861	0.65%
Ed C. Loughry, Jr.	138,599	7,500	146,099	0.44%
David Major	72,534	—	72,534	0.22%
Robert A. McCabe, Jr. (2)	433,967	259,655	693,622	2.07%
Hal N. Pennington	10,294	—	10,294	0.03%
Dale W. Polley (2)	83,161	—	83,161	0.25%
Dr. Wayne J. Riley	1,571	—	1,571	0.00%
Gary L. Scott	59,437	—	59,437	0.18%
M. Terry Turner (2)	244,558	332,859	577,417	1.72%

Named Executive Officers (1):
Hugh M. Queener (2)	153,327	204,227	357,554	1.07%
Harold R. Carpenter (2)	68,826	52,603	121,429	0.36%
Charles B. McMahan	21,298	31,199	52,497	0.16%
J. Harvey White	18,505	—	18,505	0.06%

All Directors and executive officers as a Group (19 persons)	1,790,831	924,905	2,715,736	8.13%

Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:
T. Rowe Price Associates, Inc. (3)
100 E. Pratt Street
Baltimore, Maryland 21202	3,236,250	—	3,236,250	9.72%

The Vanguard Group, Inc. (4)
100 Vanguard Blvd.
Malvern, PA 19355	2,029,141	—	2,029,141	6.09%

BlackRock, Inc. (5)
55 East 52nd Street
New York, NY 10055	2,507,995	—	2,507,995	7.53%

All Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:	7,773,386	—	7,773,386	23.34%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 150 Third Avenue South, Suite 800, Nashville, Tennessee 37201.

(2)	As of February 26, 2010, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credit or other indebtedness: Mr. Jackson — 185,856 shares; Mr. Turner — 80,000 shares; Mr. Queener — 42,750 shares; Mr. Cope — 8,500 shares; Mr. McCabe — 138,356 shares; Mr. Polley — 42,990 shares; and Mr. Carpenter — 9,708 shares.

Pinnacle Financial Partners, Inc.	Page 54

(3)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 11, 2010. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 1,712,000 shares, representing 5.1% of the shares outstanding), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 8, 2010.

(5)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 8, 2010.
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company during the year ended December 31, 2009, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of the persons who were directors or executive officers of the Company during 2009, complied with all applicable Section 16(a) filing requirements during 2009.
Certain Relationships and Related Transactions
     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions were entered into on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties and these transactions did not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank.
     Atkinson Public Relations, of which Ms. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of the Company. For the year ended December 31, 2009, the Company incurred approximately $282,000 in expenses for services rendered by this public relations company. Also, Mr. Jackson is an officer in an insurance firm that serves as an agent in securing insurance in such areas as Pinnacle Financial’s employee bond and other insurance policies. The amount this agency receives in commissions or fees on such insurance services is immaterial.
     Pursuant to the Audit Committee Charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving any transaction required to be described in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission. The Audit Committee has ratified the approval of the above-described transactions in which Ms. Atkinson and Mr. Jackson had an interest, which transactions had previously been approved by the full Board.
Human Resources and Compensation Committee Interlocks and Insider Participation
     During 2009, the Human Resources and Compensation Committee of the Board of Directors consisted of Gregory L. Burns, Harold Gordon Bone, James C. Cope and Reese L. Smith, III, none of whom has ever been an officer or employee of the Company, or its subsidiaries. No interlocking relationship existed during 2009 between any officer, member of our Board of Directors or the Human Resources and Compensation Committee and any officer, member of the Board of Directors or compensation committee (or committee performing similar functions) of any other company.

Pinnacle Financial Partners, Inc.	Page 55

REPORT OF THE AUDIT COMMITTEE
     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K:
     We have reviewed and discussed with management the Company’s audited financial statements as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009.
     We have discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the firm’s independence.
     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Dale W. Polley, Chairman
William H. Huddleston, Member
Clay T. Jackson, Member
Dr. Wayne J. Riley, Member
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Pinnacle Financial Partners, Inc.	Page 56

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of the Company has approved the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the Company for the year ending December 31, 2010. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services. A representative of KPMG will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.
     Audit Fees. During the years ended December 31, 2009 and 2008, the Company incurred the following fees for services performed by the independent registered public accounting firm:

	2009	2008

Audit Fees (1)	$570,000	$520,250
Audit-Related Fees (2)	102,500	15,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$672,500	$535,500

(1)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and report on internal control over financial reporting.

(2)	All audit-related fees for 2009 were for services rendered in connection with the Company’s filing of a Form S-3 related to the public offering which occurred during the second quarter of 2009 as well as various consents of Forms S-3 and S-8.
     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2009 prior to KPMG performing such services.
OTHER MATTERS
     The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.
     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Pinnacle Financial Partners, Inc.	Page 57

GENERAL INFORMATION
     Annual Report. The Company’s 2009 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.
     Additional Information. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2009 can also be accessed via the “Investor Relations” section of the Company’s website located at www.pnfp.com.

By Order of the Board of Directors,
/s/ Hugh M. Queener
Hugh M. Queener
Corporate Secretary

March 10, 2010

Pinnacle Financial Partners, Inc.	Page 58

PROXY	Form of Proxy
PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 20, 2010
The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.
PROPOSAL #1: To elect the five (5) persons listed below to serve as Class I Directors of Pinnacle Financial Partners, Inc. for a three-year term and to elect one person as a Class III director for a two-year term:

Class I Directors
	Sue G. Atkinson	Clay T. Jackson
	Harold Gordon Bone	Gary L. Scott
Gregory L. Burns
Class III Director
Hal N. Pennington

[ ] FOR all	[ ] WITHHOLD on all	[ ] FOR ALL EXCEPT
INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” above, and write the names of the nominees for which you do NOT wish to vote FOR in the space below.
PROPOSAL #2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
PROPOSAL #3: To approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting of shareholders:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
* * * * * * * *
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.
DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.
If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: ____________, 2010

(be sure to date your proxy)
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL SHAREHOLDERS MEETING. [ ]
PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU

Pinnacle Financial Partners, Inc.	Form of Proxy — Page 1